UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MET-PRO CORPORATION

    (Name of registrant as specified in its charter)

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160 Cassell Road, Harleysville, Pennsylvania 19438

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Be Held On June 1, 2011

To the Shareholders of MET-PRO CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of MET-PRO CORPORATION, a Pennsylvania corporation (the “Company”), will be held at The Holiday Inn Lansdale, 1750 Sumneytown Pike, Kulpsville, Pennsylvania, on Wednesday, June 1, 2011, at 9:30 a.m. for the following purposes:

1.	To elect two Directors to serve until the 2014 Annual Meeting of Shareholders.

2.	To cast an advisory vote to approve the compensation of the Company’s named executive officers.

3.	To cast an advisory vote as to the frequency (whether annual, biennial or triennial) with which shareholders shall have an advisory vote on the compensation of the Company’s named executive officers.

4.
To approve an amendment to the 2008 Equity Incentive Plan to authorize awards under the plan that comply with the exemptions from the deduction limitations imposed under Section 162(m) of the U.S. Internal Revenue Code of 1986.

5.	To ratify the selection of Marcum LLP as independent registered public accountants for the Company’s fiscal year ending January 31, 2012.

6.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 4, 2011, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting. Directions to The Holiday Inn Lansdale are located on the back cover of this Proxy Statement.

Your vote is important! Under New York Stock Exchange rules, your broker cannot vote your shares on your behalf with respect to Proposals 1, 2, 3 or 4 until it receives your voting instructions. Whether or not you plan to attend the Annual Meeting, please cast your vote by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying envelope. If for any reason you later desire to revoke your proxy, you may do so at any time before the vote is held at the Annual Meeting by following the procedures described in the accompanying Proxy Statement.

Gary J. Morgan
Secretary
Harleysville, Pennsylvania
April 11, 2011

MET-PRO CORPORATION
160 Cassell Road, Harleysville, Pennsylvania 19438

PROXY STATEMENT

The Board of Directors of Met-Pro Corporation (the “Company” or “Met-Pro”) presents this Proxy Statement to all shareholders and solicits their proxies for the Annual Meeting of Shareholders to be held at 9:30 a.m. on Wednesday, June 1, 2011.  These proxy materials were first mailed to shareholders of the Company on or about April 11, 2011.  A list of shareholders entitled to vote at the meeting will be available at the Company’s offices, 160 Cassell Road, Harleysville, Pennsylvania 19438, for a period of ten (10) days prior to the meeting for examination by any shareholder.

Proposals to be Voted Upon

           At our 2011 Annual Meeting of Shareholders, we are asking our shareholders to consider and act upon five proposals: (1) to elect two Directors to serve until our 2014 Annual Meeting of Shareholders; (2) to cast an advisory vote to approve the compensation of the Company’s named executive officers; (3) to cast an advisory vote as to the frequency (whether annual, biennial or triennial) of an advisory vote on the compensation of the Company’s named executive officers; (4) to approve an amendment to the 2008 Equity Incentive Plan to permit awards under the Plan that comply with the exemptions from the deduction limitations imposed under Section 162(m) of the U.S. Internal Revenue Code of 1986; and (5) to ratify the selection of Marcum LLP as independent registered public accountants for our fiscal year ending January 31, 2012.

We do not know of any other matters that may be brought before the meeting nor do we foresee or have reason to believe that proxy holders will have to vote for a substitute or alternate Director nominee(s).  In the event that any other matter should come before the meeting or any Director nominee(s) is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

Common Shares Issued and Outstanding on Record Date

Only shareholders of record as of the close of business on April 4, 2011 will be entitled to vote. The total number of Common Shares of the Company outstanding as of April 4, 2011 was 14,659,545. The Common Shares are our only class of securities which is entitled to vote, and each share is entitled to one noncumulative vote.

Quorum Required

A majority of the Common Shares outstanding on the April 4, 2011 record date must be present in person or by proxy at the Annual Meeting in order to have a quorum for the transaction of business. Under Pennsylvania law, abstentions (votes “withheld”) and broker non-votes will be counted as present for purposes of determining the presence of a quorum.   A broker non-vote occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares that are owned by the customer but held in the name of the broker. For such matters, the broker may not vote and reports the number of shares as “non-votes”. Proposals 1, 2, 3 and 4 of the 2011 Annual Meeting are considered non-routine matters as to which your broker may not vote in the absence of your specific instructions.

Vote Required

All proxies that are properly executed and timely received will be voted on all matters presented at the meeting in accordance with the specifications made in such proxies. In the absence of your specific vote on your executed proxy card, if your Met-Pro Corporation shares are registered directly in your name, your shares will be voted in favor of the recommendations of the Board of Directors.

Election of Directors

Directors are elected by a plurality of the votes cast. A plurality occurs when more votes are cast for a candidate than those cast for an opposing candidate.

A shareholder eligible to vote may: (i) vote for the election of the two nominees identified in this Proxy Statement; (ii) withhold authority to vote for the two nominees identified in this Proxy Statement; or (iii) vote for the election of one nominee and withhold authority to vote for one nominee.

All proxies that are properly executed and timely received will be voted on all matters presented at the meeting in accordance with the specifications made in such proxies. If your Met-Pro Corporation shares are registered directly in your name, in the absence of your specific vote on your executed proxy card, your shares will be voted consistent with the recommendations of the Board of Directors and in favor of the election of the two nominees for the election of Directors.

Under New York Stock Exchange rules, your broker cannot vote your shares on your behalf with respect to the election of Directors until it receives your voting instructions. Accordingly, if the Met-Pro Corporation shares that you own are registered in the name of your broker (“street name”), in the absence of your specific instructions on your executed proxy card, your broker will not vote your shares in favor of the named nominees to the Company’s Board of Directors.

Broker non-votes and shares that are represented by proxies that are marked “withhold authority” with respect to the election of one or more nominees as Directors are deemed under Pennsylvania law not to have been cast, and will have no effect upon the outcome of the vote.

Advisory Vote on Executive Compensation

With respect to the advisory vote on the compensation of the Company’s named executive officers, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. Approval requires the affirmative vote of a majority of the votes cast in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are deemed not to have been cast and will have no effect upon the outcome of the vote.

Advisory Vote on Frequency of Advisory Votes on Executive Compensation

With respect to the advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers, you may vote to hold a say-on-pay vote once every “ONE”, “TWO, or “THREE” years, or you may “ABSTAIN”. Approval requires the affirmative vote of a majority of the votes cast in person or represented by proxy at the Annual Meeting.  Abstentions and broker non-votes are deemed not to have been cast and will have no effect upon the outcome of the vote.

Approval of the Amendment to the 2008 Equity Incentive Plan

With respect to the vote on the amendment to the 2008 Equity Incentive Plan, you may vote “FOR”, “AGAINST”, or “ABSTAIN.” Approval of the amendment to the 2008 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting, provided that the total votes cast represent more than 50% of all Common Shares entitled to vote on the proposal at the annual meeting. Abstentions and broker non-votes, which are deemed not to have been cast, may have an effect upon the outcome of the vote as a result of the requirement that the number of votes cast must equal at least 50% of all Common Shares entitled to vote on this proposal at the Annual Meeting.

Ratification of Selection of Marcum LLP

With respect to the vote on the ratification of the selection of Marcum LLP as the Company’s registered independent public accountants for the fiscal year ending January 31, 2012, you may vote “FOR”, “AGAINST”, or “ABSTAIN.” The approval of the ratification of the selection of Marcum LLP requires the affirmative “FOR” vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions are deemed not to have been cast and will have no effect upon the outcome of the vote. If the Met-Pro Corporation shares that you own are registered in the name of your broker (“street name”), in the absence of your specific instructions on your executed proxy card, your broker will vote your shares in favor of the ratification of the selection of Marcum LLP as independent registered public accountants for the fiscal year 2012.

How to Vote

You may vote in person at the Annual Meeting or by proxy. Even if you plan to attend the Annual Meeting in person, we encourage you to complete, sign and return your proxy card in advance of the Annual Meeting.

Proxy

To vote by proxy, please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your shares will be represented at the Annual Meeting.

In person

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker (“street name”), you must obtain from the brokerage firm an account statement, letter or other evidence satisfactory to us of your beneficial ownership of the shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted by giving written notice to such effect to the Company, 160 Cassell Road, P.O. Box 144, Harleysville, Pennsylvania 19438, attention: President, prior to exercise of the proxy, by delivery of a later proxy or by a vote cast in person at the meeting; however, if the shares are held in street name, you may vote these shares in person at the meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. If you have instructed your broker to vote your shares, you must follow the directions received from your broker if you want to change those instructions.

Solicitation and Mailing of Proxies

The Company will pay the entire expense of soliciting these proxies.  This solicitation will be primarily by mail, although we may engage officers of the Company or outside parties to solicit proxies personally or by telephone if we deem it expedient. In accordance with New York Stock Exchange rules, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxy materials to beneficial owners of Met-Pro Corporation shares.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held on June 1, 2011

This Proxy Statement and our annual report to shareholders are available at www.met-pro.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide for a classified Board of Directors (the “Board”), with the Board divided into three classes whose terms expire at different times. Two Directors, Judith A. Spires and Stanley W. Silverman, whose terms of office will expire with the June 1, 2011 meeting, have been recommended by the Corporate Governance and Nominating Committee and nominated by the Board for re-election to terms that expire at the 2014 Annual Meeting.  Information regarding the Board’s two nominees is set forth below. Information regarding the Directors whose terms expire after the 2011 Annual Meeting is set forth on pages 6-7.

Please note that under New York Stock Exchange rules, your broker cannot vote your shares on your behalf with respect to the election of Directors until it receives your voting instructions. Thus, if the Met-Pro Corporation shares that you own are registered in the name of your broker (“street name”), in the absence of your specific instructions on your executed proxy card, your broker will not vote your shares with respect to any of the named nominees to the Company’s Board of Directors. Accordingly, we encourage you to give specific voting instructions to your broker.

If your shares are registered in your name, unless otherwise indicated in valid proxies received pursuant to this solicitation, such proxies will be voted for the election of the persons listed below as nominees for the terms set forth below.

Management has no reason to believe that the nominees will not be available or will not serve if elected.  Proxies may not be voted for more than two persons.  If Ms. Spires or Mr. Silverman should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated in accordance with the Company’s Bylaws.

The following sets forth certain information as to the nominees for election as Directors and for each other person whose term of office as a Director will continue after this Annual Meeting of Shareholders:

NOMINEES FOR TERMS TO EXPIRE IN 2014

Judith A. Spires
Ms. Spires, 58, who has served as a member of the Board of Directors of the Company since January 2009, is the Chief Executive Officer of Kings Super Markets.  Ms. Spires is also the Vice-Chair of the New Jersey Food Council as well as on the Boards of the New Jersey Food Bank and the Salvation Army. Prior to this, she served as the President of Acme Markets, a Pennsylvania-based retail grocery chain, from February 2006 to March 2010. Prior to serving as the President of Acme Markets, Ms. Spires served as President of the Dallas/Fort Worth Division of Albertsons, Inc. for two years, after having served as President of Albertsons, Inc.'s Denver Division.  Ms. Spires' previous experience also included a variety of roles for Acme including: Senior Vice President of Marketing and Merchandising, Vice President of Integration, Vice President-Operations, Vice President-Human Resources, Vice President-Administration, and Vice President-Advertising. Ms. Spires received a Bachelor of Arts degree and a Master of Business Administration degree from La Salle University.

Ms. Spires also currently serves on a number of civic and community Boards including St. Joseph's University Academy of Food Marketing, and La Salle University’s Board of Trustees.

Ms. Spires serves on two committees of Met-Pro Corporation’s Board of Directors, the Audit Committee and the Corporate Governance and Nominating Committee.

Ms. Spires’ knowledge and experience in management, marketing, distribution and human resources, her board experience and community involvement and her leadership skills, reputation and prominence as a female business and civic leader, among other factors, led the Board of Directors to conclude that Ms. Spires should serve, and be nominated to continue to serve, on Met-Pro Corporation’s Board of Directors.

NOMINEES FOR TERMS TO EXPIRE IN 2014

Stanley W. Silverman
Mr. Silverman, 63, who has served as a member of the Board of Directors of the Company since September 2009, is the President of Horizon Venture Group LLC, a private firm that invests as a limited partner in companies which have the potential for growth and value creation. From January 2000 to February 2005, Mr. Silverman served as President and Chief Executive Officer, and was a member of the Board of Directors, of PQ Corporation, a privately held global company operating in 19 countries in two core businesses, chemicals and engineered glass materials. He was appointed Executive Vice President and Chief Operating Officer of PQ Corporation in 1991. During his 34 year career at PQ Corporation, he held positions in engineering, operations planning, marketing, sales and business unit executive management.

Mr. Silverman is a former Chairman of the Board of the Soap and Detergent Association, where he had served as Chairman of the Compensation and Finance Committees; a former Board member of the American Chemistry Council; a former Director and member of Audit Committee of C&D Technologies, Inc., a New York Stock Exchange listed company that produces and markets systems for the power conversion and storage of electric power including industrial batteries; and a former Director and member of the Audit and Compensation Committees of A. Schulman, Inc., a NASDAQ listed company that is a leading international supplier of higher performance plastic compounds and resins.  Mr. Silverman currently serves on the Boards of Directors of three private equity-owned companies. He is also a trustee of Drexel University, where he is Chairman of the Board Finance Committee, and is a Director of Ben Franklin Technology Partners of Southeast Pennsylvania, an organization which invests in early-stage start-up companies. Mr. Silverman received a Bachelor of Science degree in Chemical Engineering and a Master of Business Administration degree from Drexel University. He also completed the Advanced Management Program at the Harvard Business School.

Mr. Silverman serves on two committees of Met-Pro Corporation’s Board of Directors, the Audit Committee and the Compensation and Management Development Committee.

Mr. Silverman’s extensive business, executive, and organizational leadership skills and experience, global industrial manufacturing, marketing and sales experience, board of directors, audit and compensation committee experience with respect to publicly traded companies from which he has obtained substantial corporate governance experience, knowledge and judgment, and his relevant industry experience, among other factors, led the Board of Directors to conclude that Mr. Silverman should serve, and be nominated to continue to serve, on Met-Pro Corporation’s Board of Directors.

The Board of Directors recommends a vote FOR the election of the two nominees as Directors.

CONTINUING DIRECTORS - TERMS EXPIRE AT 2012 ANNUAL MEETING

George H. Glatfelter II
Mr. Glatfelter, 59, who has served as a member of the Board Directors of the Company since May 2004, is the Chairman of the Board of P.H. Glatfelter Company (NYSE: GLT).  Effective December 31, 2010, Mr. Glatfelter retired from the position of Chief Executive Officer of P.H. Glatfelter Company. P.H. Glatfelter Company is a multinational company that produces specialized papers and paper products that are marketed in over eighty countries worldwide.  Throughout his 34-year career at P.H. Glatfelter Company, Mr. Glatfelter held positions in human resources, maintenance and engineering, operations, planning and sales and marketing, leading to his election as a Director of the P.H. Glatfelter Company in 1992. Mr. Glatfelter is a Director of the National Council for Air and Stream Improvements, a Trustee of York College of Pennsylvania, a Director of American Forest and Paper Association, and a Director of the Alliance for the Chesapeake Bay. Mr. Glatfelter was most recently nominated to the board for Guardian Industries Inc., a privately held, global business that produces architectural glass for use in building construction and also serves the glass needs for the automotive industry. Mr. Glatfelter received a Bachelor of Science degree from Roanoke College in 1975.

Mr. Glatfelter serves on two committees of Met-Pro Corporation’s Board of Directors, the Compensation and Management Development Committee, where he is Chairman, and the Corporate Governance and Nominating Committee.

Mr. Glatfelter’s strong executive, business and organizational leadership skills, his industrial manufacturing and multinational business experience, his experience as a member of the Board of Directors of a publicly traded company from which he has developed significant relevant corporate governance and other experience and knowledge, among other factors, led the Board of Directors to conclude that Mr. Glatfelter should serve on Met-Pro Corporation’s Board of Directors.

Gary J. Morgan
Mr. Morgan, 56, who has served as a member of the Board of Directors of the Company since February 1998, has been the Company’s Senior Vice President-Finance, Secretary, Treasurer, and Chief Financial Officer since June 2006, prior to which, since October 1997, he served as Vice President-Finance, as well as Secretary, Treasurer and Chief Financial Officer.  Immediately prior to October 1997, Mr. Morgan was the Corporate Controller of the Company.  He has been employed by the Company since 1980. Mr. Morgan received a Bachelor of Science degree in Accounting from Pennsylvania State University and a Master of Business Administration degree from Temple University. Mr. Morgan is a Certified Public Accountant.

Mr. Morgan’s business leadership skills, his extensive knowledge and skill in accounting, finance, financial reporting, mergers and acquisitions, and corporate governance, as well as his extensive knowledge of the Company, among other factors, led the Board of Directors to conclude that Mr. Morgan should serve on Met-Pro Corporation’s Board of Directors.

CONTINUING DIRECTORS - TERMS EXPIRE AT 2013 ANNUAL MEETING

Raymond J. De Hont
Mr. De Hont, 57, has served as Chairman of the Board of Directors since September 2003 and as President and Chief Executive Officer since March 2003.  Mr. De Hont has been a member of the Board of Directors since February 2003.  From June 2000 until March 2003, Mr. De Hont was the Chief Operating Officer of the Company, and from June 1995 through December 2000, he was Vice President and General Manager of the Company’s Fybroc business.  In addition, during the period October 1999 to December 2000, Mr. De Hont also served as General Manager of the Company’s Dean Pump business.  Prior to joining Met-Pro Corporation, he held various management positions at Hosokawa Micron Corporation and Air & Water Technologies. Mr. De Hont is a member of the Greater Philadelphia Chamber of Commerce Board of Directors. Mr. De Hont received a Bachelor of Science degree in Civil Engineering from New Jersey Institute of Technology.

Mr. De Hont’s extensive knowledge and experience with all aspects of the Company’s business and its management, his role as Chief Executive Officer and his strategic vision for the Company are considered extremely valuable to the Board of Directors, and this, together with his leadership skill, executive and board experience, his substantial industry knowledge and experience, and corporate governance knowledge, among other factors, led the Board to conclude that he should serve on Met-Pro Corporation’s Board of Directors.

Michael J. Morris
Mr. Morris, 76, who has served has a member of the Board of Directors of the Company since August 1999, is the retired Chief Executive Officer and President of both Transport International Pool (TIP) and GE Modular Buildings.  Mr. Morris is a Director of Beneficial Mutual Bancorp and a Trustee of Beneficial Mutual Savings Bank where he serves as a member of the Senior Loan Committee and Audit Committee; a Director of Philadelphia Insurance Company and Philadelphia Indemnity Insurance Company and is a member of the Audit Committee; and beginning January 1, 2011, Mr. Morris accepted an instructor’s position with Saint Joseph’s University to teach Strategic Business Policy.

Mr. Morris, as founder in 1968 of TIP and later GE Modular Buildings, was associated with both companies for a period of twenty-four years utilizing the skills of entrepreneur, banker, executive and visionary.  Ownership during his tenure changed form six times: twice privately owned, once publicly owned and three mergers, which provided Mr. Morris with vast experience and significant responsibilities in other companies beyond TIP and GE Modular Buildings.  Mr. Morris has had significant roles on various boards/committees such as for GE Capital, GELCO Corporation, Philadelphia Consolidated Holding Corporation, Mercy Health System-Medical Centers, Saint Joseph’s University and Gwynedd-Mercy College.  Mr. Morris received a Bachelor of Science degree in Accounting and Business Administration from Saint Joseph’s University.

Mr. Morris serves on two committees of Met-Pro Corporation’s Board of Directors, the Audit Committee and the Corporate Governance and Nominating Committee, and is Chairman of both committees. As the Chairman of the Corporate Governance and Nominating Committee, Mr. Morris is the Company’s Lead Director.

Mr. Morris’ knowledge and experience in business, accounting and finance, his entrepreneurial and business leadership skills, his extensive board experience, his leadership of the Company’s Audit Committee, his corporate governance knowledge and experience, his expert business judgment, and his substantial knowledge and understanding of the Company, among other factors, led the Board of Directors to conclude that Mr. Morris should serve on Met-Pro Corporation’s Board of Directors.

Robin L. Wiessmann
Ms. Wiessmann, 58, who has served as a member of the Board of Directors of the Company since December 2009, served as State Treasurer of the Commonwealth of Pennsylvania from April 2007 to January 2009.  During her term as State Treasurer, she focused on asset allocation, institutional investing standards, and operating efficiencies, among other initiatives.

Prior to serving as State Treasurer, Ms. Wiessmann was a founding principal and President of Artemis Capital Group, a municipal broker-dealer investment banking firm that was acquired by RBC Dain Rauscher, which she then joined as a Managing Director.  Ms. Wiessmann began her investment-banking career at Goldman Sachs. As an investment banker, Ms. Wiessmann specialized in diverse and complex municipal issues while working with Governors and Treasurers nationwide.  She also served as a Director in investment banking at Merrill Lynch.

Ms. Wiessmann has also served as Vice Chairman of the Delaware River Joint Toll Bridge Commission, a Commissioner of the Delaware River Port Authority and as a trustee of the Citizens Budget Commission of New York. She presently serves as Chair of the ICMARC Vantagepoint Funds. Ms. Wiessmann received a Bachelor of Arts degree from Lafayette College and a Juris Doctor from Rutgers University.  She is a member of the Pennsylvania Bar.

Ms. Wiessmann serves on two committees of Met-Pro Corporation’s Board of Directors, the Audit Committee and the Compensation and Management Development Committee.

Ms. Wiessmann’s extensive knowledge and experience in investment banking and finance, her entrepreneurial and business leadership skills, her legal background, and her skill, prominence and reputation as a female civic, governmental and business leader, among other factors, led the Board of Directors to conclude that Ms. Wiessmann should serve on Met-Pro’s Corporation’s Board of Directors.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors presently consists of seven persons, with the Board having the authority under the Bylaws from time to time to set the number of Directors constituting the whole of the Board.

The Board of Directors of the Company held ten (10) meetings during the fiscal year ended January 31, 2011.  The Board of Directors has three standing committees: the Audit, Compensation and Management Development, and Corporate Governance and Nominating Committees (a “Board Committee”).

The Board’s policy at present is that appointments to a committee are for no less than a two-year term or such earlier termination of the Director’s term of office as such.  During the fiscal year ended January 31, 2011, no Director attended fewer than 75% of (i) the total number of meetings of our Board of Directors held during the period for which he or she was a Director and (ii) the total number of meetings held by all committees of the Board on which he or she served.

We have chosen to have Mr. De Hont serve as both our Chief Executive Officer (“CEO”) and as the Chairman of our Board of Directors. Our Board of Directors believes that this leadership structure is appropriate because our CEO works most closely with our Company’s management team on a daily basis, which our Board believes places him in the best position to determine the timing of Board meetings, to propose agendas for Board meetings and to run the Board meetings. However, any Director can, and many from time to time do, establish agenda items for a Board meeting. As required by the rules of the New York Stock Exchange, our Board has appointed a Director to preside at meetings of our independent Directors; our policy is that this Director is the Chairman of the Corporate Governance and Nominating Committee, whom we call our Lead Director. The role of the Lead Director includes, among other responsibilities, setting the agenda for Board meetings, in collaboration with the Chairman of the Board. The duties of our Lead Director are more fully described in “Independence of Directors/Corporate Governance Guidelines” elsewhere in this Proxy Statement.

Risk Oversight

The Board of Directors oversees an annual assessment of enterprise risk exposure and the management of such risk, conducted by the Company’s executives. When assessing enterprise risk, the Board focuses on the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Direct oversight allows the Board to assess management’s inclination for risk, to determine what constitutes an appropriate level of risk for the Company and to discuss with management the means by which to control risk. In addition, while the Board of Directors has the ultimate oversight responsibility for the risk management process, the Audit Committee focuses on financial risk management and exposure. The Audit Committee receives an annual risk assessment report from the Company’s internal auditor and reviews and discusses the Company’s financial risk exposures and the steps management has taken to monitor, control and report such exposures.

Audit Committee

The Audit Committee of the Board of Directors is presently comprised of Mr. Morris, Chairman, Mr. Silverman, Ms. Spires and Ms. Wiessmann. The Board has determined that all of the members of the Audit Committee are “independent” within the meaning of Securities and Exchange Commission (“SEC”) regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. (See “Independence of Directors/Corporate Governance Guidelines” elsewhere in this Proxy Statement.)  The Board has also determined that there is at least one “Audit Committee financial expert” serving on the Audit Committee, as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, namely Mr. Morris.  The Audit Committee held five (5) meetings during the fiscal year 2011.

The focus of the Audit Committee, as described in its charter, is upon:

♦	the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;
♦	the independence and performance of the Company’s independent registered public accounting firm;
♦	hiring and firing the Company’s independent registered public accounting firm;
♦	approving any audit and non-audit work performed by the independent registered public accounting firm;
♦	monitoring the performance of the Company’s internal audit function; and
♦	the Company’s compliance with designated legal and regulatory requirements.

Further information regarding the functions of the Audit Committee are set forth in the “Report of the Audit Committee” on page 39 and the “Audit Committee Charter” which is available on our Company’s website at www.met-pro.com  under the “Investor Relations – Corporate Governance” captions.  A copy of the entire charter may also be obtained upon request from the Company’s Corporate Secretary.  The Audit Committee periodically reviews and modifies its charter.

Compensation and Management Development Committee

The Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors is presently comprised of Mr. Glatfelter, Chairman, Mr. Silverman and Ms. Wiessmann. The Board has determined that all the members of the Compensation and Management Development Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Compensation Committee held eight (8) meetings during the fiscal year 2011.

The focus of the Compensation Committee, as described in its charter, is as follows:

♦
together with the other independent members of the Board of Directors, to discharge as to the CEO, and to assist the Board in otherwise discharging, the Board’s responsibilities relating to the compensation of the Company’s executives (consisting of the Company’s elected officers and General Managers and such other key employees as determined by the Compensation Committee with guidance from the CEO) and members of the Board;

♦
to review and discuss with the Company’s senior executives the Compensation Discussion and Analysis included in the Company’s proxy statement and to provide the Compensation and Management Development Committee Report for inclusion in the Company’s proxy statement that complies with the rules and regulations of the SEC; and

♦	to assist the Board in ensuring that the Company has in place effective policies and programs for senior executive succession and for the development of its executives.

The charter of the Compensation Committee is available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.  A copy of the entire charter may also be obtained upon request from the Company’s Corporate Secretary. The Compensation Committee periodically reviews and modifies its charter.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board of Directors is presently comprised of Mr. Morris, Chairman, Mr. Glatfelter and Ms. Spires.  The Board has determined that all of the members of the Corporate Governance and Nominating Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee held two (2) meetings during the fiscal year 2011.

The Corporate Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines.  In addition, the Corporate Governance and Nominating Committee is responsible for developing and reviewing background information on candidates for the Board and making recommendations to the Board regarding such candidates.  The Corporate Governance and Nominating Committee also is responsible for preparing and supervising the Board’s annual review of Directors independence and the Board’s performance self-evaluation.  The charter of the Corporate Governance and Nominating Committee is available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.  A copy of the entire charter may also be obtained upon request from the Company’s Corporate Secretary.  The Corporate Governance and Nominating Committee periodically reviews and modifies its charter.

The Corporate Governance and Nominating Committee will consider candidate(s) for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee(s) for the Board should notify the Company’s Corporate Secretary or any member of the Corporate Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate.  The Corporate Governance and Nominating Committee will also consider whether to nominate any person(s) proposed by a shareholder pursuant to the provisions of the Company’s Bylaws relating to shareholder nominations (see “Shareholder Proposals” elsewhere in this Proxy Statement).

Once the Corporate Governance and Nominating Committee has identified a new prospective nominee(s), the Corporate Governance and Nominating Committee expects to make an initial determination as to whether to conduct a full evaluation of the candidate(s). This initial determination will be based on whatever information is provided to the Corporate Governance and Nominating Committee with the recommendation of the prospective candidate(s), as well as the Corporate Governance and Nominating Committee’s own knowledge of the prospective candidate(s), which may be supplemented by inquiries to the person(s) making the recommendation or others.  The preliminary determination is anticipated to be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee(s) can satisfy the evaluation factors described below.  If the Corporate Governance and Nominating Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, with prior approval of the candidate(s), it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and report its findings to the Corporate Governance and Nominating

Committee.  The Corporate Governance and Nominating Committee then expects to evaluate the prospective nominee(s) against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

♦	the ability of the prospective nominee(s) to represent the interests of the shareholders of the Company;
♦	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
♦
the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines; and

♦	the extent to which the prospective nominee(s) contributes to the range of talent, skill and expertise appropriate for the Board.

The Corporate Governance and Nominating Committee also intends to consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent Directors, the need for Audit Committee expertise and, as part of the Company’s commitment to diversity, the candidate’s race and gender.  In connection with this evaluation, the Corporate Governance and Nominating Committee will determine whether to interview the prospective nominee(s), and if warranted, one or more members of the Corporate Governance and Nominating Committee, and others as appropriate, will interview the prospective nominee(s) in person or by telephone.  After completing these evaluations and interviews, the Corporate Governance and Nominating Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board will determine the nominee(s) after considering the recommendation and report of the Corporate Governance and Nominating Committee.

Shareholder and Other Interested Party Communications with Directors

Met-Pro shareholders and other interested parties who wish to communicate directly with the Board, a Board Committee, the Lead Director or any individual Director (including non-management Directors) can write to: Met-Pro Corporation, Board Administration, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438.  The Company will review all such correspondence and provide any comments along with the full text of the communication to the Lead Director or the non-management Directors as a group, as the case may be.

In the case of a shareholder, your letter should indicate that you are a Met-Pro shareholder.  Depending upon the subject matter, management will: forward the communication to the Director or Directors to whom it is addressed; attempt to handle the inquiry directly, if appropriate, such as a request for information about the Company or a stock-related matter; or not forward the communication, if it is primarily commercial in nature or if it relates to an improper, irrelevant or inappropriate topic.

At each Board meeting, a member of management will present a summary of any and all communications received since the last meeting that were not forwarded, and will make those communications available to Directors upon request.

The Board’s policy is to encourage attendance by each Board member at the Annual Meeting of Shareholders.  All Directors attended the 2010 Annual Meeting of Shareholders.

How to Request Copies of Certain Documents

The Company will provide without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K, Corporate Governance Guidelines, charters of the various Committees of the Board of Directors (Corporate Governance and Nominating; Compensation and Management Development; and Audit) and Codes of Conduct (Code of Business Conduct and Ethics (all employees and Directors) and Code of Ethics (CEO and CFO only)).  Please direct your requests to Gary J. Morgan, Secretary, Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, Pennsylvania 19438.

INDEPENDENCE OF DIRECTORS/CORPORATE GOVERNANCE GUIDELINES

The Corporate Governance Guidelines (the “Guidelines”) adopted by the Board are intended to meet or exceed the listing standards adopted by the New York Stock Exchange.  The Guidelines describing the composition of the Board which address Director independence are available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions. A copy may also be obtained upon request from the Company’s Corporate Secretary.

At its March 2011 meeting, the Board reviewed Director independence, inquiring into transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, the disclosure of which would be required under Securities and Exchange Commission (“SEC”) rules in this Proxy Statement under the section “Certain Business Relationships,” as to which there are none.  The Board also examined transactions and relationships between Directors or their affiliates and members of the Company’s senior management or their affiliates.  As provided in the Guidelines, the purpose of this review was to determine whether any such transactions or relationships were consistent with a determination that the Director is independent.

As a result of this review, the Board determined that George H. Glatfelter, Michael J. Morris, Stanley W. Silverman, Judith A. Spires and Robin L. Wiessmann are “independent” Directors for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303.01 of the Listed Company Manual of the New York Stock Exchange.

The Company’s independent Directors meet periodically, without management being present, generally in connection with a scheduled meeting of the Board of Directors.  These meetings are presided over by the Lead Director.  The policy of our Board of Directors is that the Chair of the Corporate Governance and Nominating Committee is the Lead Director.  Mr. Morris served as the Lead Director in fiscal year 2011.

The duties of the Lead Director include presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the non-management Directors, and determining the agenda for these meetings; making recommendations to the Board regarding the structure of Board meetings; recommending matters for consideration by the Board; setting Board meeting agendas, in collaboration with the Chairman; developing the annual calendar for the Board and Committee meetings, in collaboration with the Chairman of the Board and the Chairman of each committee; determining appropriate materials to be provided to the Directors, in collaboration with the Chairman; and serving as an independent point of contact for shareholders who wish to communicate with the Board, other than through the Chairman.

CODES OF ETHICS

The Company has a Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the Chief Executive Officer and Chief Financial Officer.  The Board has also approved a separate Code of Ethics which is specifically applicable to the Chief Executive Officer and Chief Financial Officer.  Both the Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Chief Financial Officer are available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.  A copy of either code may also be obtained upon request from the Company’s Corporate Secretary.

SHARE OWNERSHIP OF
EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the number and percentage of shares held by each Director and nominee for Director of the Company, each executive officer of the Company named in the Summary Compensation Table and by all Directors, nominees and executive officers as a group as of March 30, 2011. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

Name of Executive Officers and Directors	Number of Common Shares Owned		Common Shares Underlying Options Exercisable Within 60 Days (1)	Percent of Shares Beneficially Owned (2)
Raymond J. De Hont	42,657	(3)	271,892	2.0%

George H. Glatfelter II	4,444		65,113	*

Gary J. Morgan	66,660	(4)	113,225	1.2%

Michael J. Morris	30,359		65,113	*

Stanley W. Silverman	2,500		5,416	*

Judith A. Spires	-		7,944	*

Robin L. Wiessmann	-		4,333	*

Gennaro A. D’Alterio	2,942	(5)	17,799	*

Gregory C. Kimmer	40,236	(6)	67,357	*

Paul A. Tetley	25,162	(7)	78,446	*

All Directors, nominees and executive officers as a group (13 persons)	219,449	(8)	811,105	6.6%

*	Less than 1% of the Company’s outstanding Common Shares.

(1)
The number of Common Shares beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within sixty (60) days, after January 31, 2011, including through the exercise of stock options. This number of shares beneficially owned therefore includes all shares that may be acquired within sixty (60) days pursuant to the exercise of stock options.

(2)
The percent ownership for each shareholder on March 30, 2011 is calculated by dividing (a) the total number of shares beneficially owned by the shareholder by (b) 14,659,545 shares plus any shares acquirable (including stock options exercisable) by that person within sixty (60) days after January 31, 2011.

(3)
The number of shares held by Mr. De Hont includes 10,571 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan. Excludes shares owned by Mr. De Hont’s adult children, as to which he disclaims beneficial ownership or control.

(4)
The number of shares held by Mr. Morgan includes 26,639 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.  Excludes shares owned by Mr. Morgan’s adult children, as to which he disclaims beneficial ownership or control.

(5)	The number of shares held by Mr. D’Alterio includes 2,706 Common Shares beneficially held through the Company’s 401(k) Plan.

(6)	The number of shares held by Mr. Kimmer includes 16,258 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(7)	The number of shares held by Mr. Tetley includes 7,036 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(8)
The number of shares held by all 13 executive officers and Directors as a group include 67,294 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table provides information regarding the only entities known to us to be beneficial owners of more than five percent of our outstanding Common Shares as of January 31, 2011.  Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Beneficially Owned
Royce & Associates, LLC	1,053,604	(1)	7.2%
745 Fifth Avenue
New York, NY 10151

BlackRock Inc.	919,097	(2)	6.3%
40 East 52nd Street
New York, NY 10022

(1)
Royce & Associates, LLC, a registered investment advisor, is deemed to have beneficial ownership of 1,053,604 shares, as described on Schedule 13G filed with the Securities and Exchange Commission on January 18, 2011.

(2)
BlackRock Inc., a registered investment advisor, is deemed to have beneficial ownership of 919,097 shares, as described on Schedule 13G filed with the Securities and Exchange Commission on January 21, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each Director and certain officers of the Company are required to report to the Securities and Exchange Commission, by a specified date, his or her transactions related to Met-Pro Corporation Common Shares. Based solely on a review of the copies of reports furnished to the Company, or written representations that no other reports were required, the Company believes that during the 2011 fiscal year, all filing requirements applicable to its officers and directors were complied with on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of the Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”) is (i) to establish the Company’s compensation philosophy, which serves as the basis for all employee remuneration policies and programs; (ii) to monitor the implementation of the Company’s compensation programs to ensure each is consistent with the compensation philosophy; (iii) together with the other independent directors to discharge as to the CEO, and to assist the Board in otherwise discharging, the Board’s responsibilities relating to the compensation of the Company’s executives (consisting of the Company’s elected officers and general managers and such other key employees as determined by the Compensation Committee with guidance from the CEO) and members of the Board; (iv) to review and discuss with the Company’s senior executives the Compensation Discussion and Analysis to be included in the Company’s Proxy Statement and recommend to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement and to provide the Compensation and Management Development Committee Report for inclusion in the Company’s Proxy Statement that complies with the rules and regulations of the SEC; and (v) to assist the Board in ensuring that the Company has in place effective policies and programs for senior executive succession and for the development of its executives.

Overview of Compensation

The Compensation Committee is comprised only of independent non-employee members of the Board of Directors and has responsibility for among other matters, establishing and implementing the Company’s executive compensation philosophy.  The Compensation Committee makes recommendations to the Board concerning compensation policies for the Company’s named executive officers, except that the Compensation Committee, with other independent Directors as determined by the Board, has the sole authority to set compensation for the CEO.

As of the end of fiscal year 2011, our named executive officers were:

♦	Raymond J. De Hont, Chairman, Chief Executive Officer and President
♦	Gary J. Morgan, Senior Vice President-Finance, Secretary, Treasurer and Chief Financial Officer
♦	Paul A. Tetley, Executive Vice President-Product Recovery/Pollution Control Technologies
♦	Gennaro A. D’Alterio, Vice President and General Manager, Met-Pro Global Pump Solutions
♦	Gregory C. Kimmer, Vice President and General Manager, Met-Pro Environmental Air Solutions

These named executive officers are the focus of the Compensation Discussion and Analysis.

Executive Summary

Met-Pro Corporation is a leading niche-oriented global provider of product recovery, pollution control, fluid handling and filtration solutions. Our strategy is to capitalize on global niche-oriented growth opportunities through strong customer focus, geographic expansion, new product introductions, accretive acquisitions, technology licensing and strategic business partnerships.  We also seek to optimize synergies within the Company and leverage existing relationships to maximize penetration of the Company’s products into existing and unexplored niches.  As such, we are dedicated to delivering superior shareholder value.  Our executive compensation philosophy supports these objectives by attracting and retaining the best management talent and by motivating these employees to achieve business and financial goals that create value for our shareholders in a manner consistent with the Company’s focus on its values to consistently maintain honesty, integrity and ethics in all aspects of our business while treating each customer, employee and vendor with dignity and respect.

The Compensation Committee makes every effort to ensure that the Company’s executive compensation philosophy is consistent with the values of Met-Pro Corporation and furthers its business strategy. To achieve our objectives, we implement an executive compensation philosophy using the following guiding principles:

♦
Align the interests of executives, including the Company’s named executive officers, with those of the shareholders.  The Compensation Committee believes it is appropriate to tie a portion of executive compensation to the value of the Company’s stock in order to more closely align the interests of the named executive officers and other senior managers with the interests of the Company’s shareholders.

♦
Retain and develop competent management.  The Company’s executive compensation program components are designed to attract, retain, develop and motivate highly qualified executives critical to achieving Met-Pro Corporation’s strategic objectives and building shareholder value.

♦
Relate executive compensation to the achievement of the Company’s goals and financial performance, both short-term and long-term.  The Compensation Committee’s executive compensation programs are designed to reward executives when performance results for the Company and the executive meet or exceed stated objectives. The Compensation Committee believes that compensation paid to executives should be closely aligned with the performance of the Company on both a short-term and long-term basis.

The Compensation Committee reviews the Company’s compensation philosophy and objectives at least twice each year, once in December near the end of the fiscal year and once again in February at the start of the new fiscal year, to determine if revisions are necessary in light of market conditions, the Company’s strategic goals, and/or other relevant factors.

The 2011 fiscal year demonstrated our commitment to these principles and illustrated how our program responds to business challenges and the marketplace. To meet the Company’s objectives the components of our fiscal 2011 executive compensation program consisted of the following primary components, (i) base salary; (ii) annual cash incentives; and (iii) a long-term incentive (equity-based) program, currently in the form of stock options.

Fiscal 2011 was a year of growth and improved profitability for Met-Pro Corporation.  In addition to growing both net sales and net income, we were also able to achieve solid results in all of our key metrics including new order bookings, gross margins, operating margins, and cash flow from operating activities. Below are some of the significant fiscal 2011 highlights:

♦	Net sales increased 11% versus last fiscal year.
♦	Net income increased 38% versus last fiscal year.
♦	Diluted earnings per share increased 40% versus last fiscal year.
♦	Received largest pump order in Company’s history.
♦	Acquired certain assets of Bio-Reaction Industries LLC, a pioneer in environmentally friendly air pollution control systems.
♦	Increased the dividend by 10%.

In addition to some of the significant fiscal 2011 highlights listed above, the Company’s performance resulted in the achievement of fiscal 2011 adjusted earnings before interest and taxes being 44.29% higher than fiscal 2010, and 81.41% of the Company’s targeted earnings before interest and taxes.  Given the Company’s below target earnings before interest and taxes performance, the Corporate component of the annual cash incentive plan funded below target payouts to the named executive officers (see page 20 under Fiscal Year 2011 Plan Awards for more information regarding adjusted earnings before interest and taxes and the awards granted under the plan).

We believe we have structured our executive compensation programs in the best manner possible to support our Company, to attain our business objectives, to support the type of corporate culture we desire and to deliver meaningful shareholder value.

Role of the Compensation Committee

The Compensation Committee, together with the other independent Directors of the Board, as determined by the Board, has the full authority as to compensation of the CEO and sets the CEO’s compensation. As to the other named executive officers and the Company’s other senior managers, the CEO annually reviews compensation for the other named executive officers and other senior managers and makes recommendations to the Compensation Committee based on individual performance.  The CEO proposes to the Compensation Committee for approval, base salary adjustments and long-term incentive award grants for each of the other named executive officers and other senior managers.  Together with the CFO, the CEO works with the participants in the annual Management Incentive Plan (our annual cash incentive plan for the named executive officers) to establish the performance goals under the Management Incentive Plan (at least some of which are with reference to the Company’s annual operating plan), presents these performance goals to the Compensation Committee as part of the Company’s annual budgeting process, monitors and reports to the Board and the Compensation Committee on a periodic basis as to performance relative to these performance goals, and presents to the Compensation Committee an assessment after the end of the fiscal year as to the extent to which the performance goals were met by each of the participants in the Management Incentive Plan. The CEO also has discretionary authority to distribute a certain pool of bonus money that may be available under the Management Incentive Plan to participants in the Management Incentive Plan whose performance he believes merits a bonus award notwithstanding that such participant did not otherwise qualify for an award under the Management Incentive Plan.  The Compensation Committee reviews and approves, and retains discretion to modify, all awards under the Management Incentive Plan. The Compensation Committee’s actions are subject to Board approval, except with respect to decisions as to the compensation of the CEO (which is subject to the approval of the independent directors as a whole).

Throughout each year, the Compensation Committee monitors developments and trends in executive compensation to enhance its ability to oversee the design, and better evaluate the effectiveness, of our executive compensation program. In addition, the Compensation Committee considers a variety of other factors to determine compensation amounts, including recommendations by the CEO and the Compensation Committee’s independent compensation consultant.

Since December 2009, the Compensation Committee has retained Frederic W. Cook & Co., Inc., an independent compensation consulting firm (the “Consultant”), to advise on matters relating to executive and board compensation. A representative from the Consultant attends various Compensation Committee meetings at the request of the Compensation

Committee and communicates with members of the Compensation Committee outside of scheduled meetings. The Consultant is charged with providing the Compensation Committee with studies and other analyses regarding competitive pay practices for key employees, proactively advising on trends and developments, conducting special projects at the Compensation Committee’s request and providing recommendations on the design of, and amounts awarded under, our executive compensation program. In fiscal 2011, the Consultant provided services at the direction and under the supervision of the Compensation Committee consistent with the scope of the Compensation Committee’s responsibilities. Except for its retention by and advice for the Compensation Committee, the Consultant is not otherwise retained by and does not otherwise advise the Company on compensation matters.

Role of Management

Management performs an important role in providing the Compensation Committee with information and day-to-day support required by the Compensation Committee in fulfilling its responsibilities. Management also supports the Consultant by providing background information to complete studies and projects requested by the Compensation Committee. From time to time, members of Management may also work in conjunction with the Consultant at the request of the Compensation Committee and are invited to attend Compensation Committee meetings. Management did not retain a separate consultant for matters which impacted compensation for our named executive officers.

The CEO provides the Compensation Committee with compensation recommendations as discussed in the Role of the Compensation Committee above with respect to his direct reports, including our named executive officers. This includes a review of individual performance and other criteria used to support specific recommendations for each element of compensation.

Establishing Executive Compensation

The primary objectives of Met-Pro Corporation’s executive compensation program is to attract and retain highly qualified senior executives, to motivate them to achieve measurable performance objectives at their management level and to align their interests with those of Met-Pro Corporation’s shareholders.  To achieve these objectives, the Company follows the basic principles that annual compensation should be competitive with other public manufacturing companies of similar size and/or market base, and that long-term compensation should generally be linked to Met-Pro Corporation’s total return to shareholders. The Company’s executive compensation presently consists of the following primary components, (i) base salary; (ii) the Company’s Management Incentive Plan; and (iii) a long-term incentive (equity-based) program, currently in the form of stock options. The Company also provides other executive benefits, including a defined contribution 401(k) plan, a non-qualified deferred contribution supplemental executive retirement plan, health and retirement benefits, and other benefits. Detail on these is set out later in this Proxy Statement.

The Compensation Committee’s approach is to consider compensation increases in February, in connection with the annual salary review process; provide for annual base salary increases within a range of 0% to 4%, with the actual specific amount of the increase to take into account a variety of factors including, without limitation, market based data; the scope and nature of the executive’s responsibilities; comparative geographical cost of living differences; and the nature of the executive’s performance during the prior fiscal year, with superior effort and performance resulting in a base salary increase at the upper end of the range.  Similarly, the Compensation Committee may determine that compensation is below the bottom end of the range that the Compensation Committee considers to be acceptable, as such the Compensation Committee will award a compensation increase that is above the “normal” range of increases, it being the Compensation Committee’s view that, depending upon the circumstances, the process of bringing the executive’s compensation into an acceptable range may occur over the course of several years.

In fiscal year 2010, the Compensation Committee engaged the Consultant to perform a competitive assessment of the Company’s compensation program and assist in providing related guidance.  This assessment and guidance was relied upon by the Compensation Committee for the fiscal year ended January 31, 2010 as well as the fiscal years ended January 31, 2011 and ending January 31, 2012.

The Consultant’s fiscal year 2010 assessment analyzed the Company’s compensation program for the named executive officers, examining three components of compensation: base salary; total direct compensation (defined as the sum of base compensation plus the target cash incentive amount); and total compensation (defined as the sum of base compensation, the target cash incentive amount, and the value of long-term incentives). The competitive assessment performed by the Consultant was limited to proxy data and market data contained in published surveys. The Consultant provided comparative data with respect to a group of companies considered by the Consultant to be a peer group consisting of publicly traded companies selected based on size, similar business or financial characteristics, international presence and companies with which Met-Pro Corporation competes for business opportunities, managerial talent and shareholder investments, which group constitutes the Company’s fiscal year 2010 as well as fiscal year 2011 Compensation Peer Group.  The Company’s revenues, market capitalization and number of employees approximated the 25th percentile; operating income approximated the median and net income was between the median and 75th percentile of the 2011 Compensation Peer Group.  The 2011 Compensation Peer Group consisted of the following eleven (11) companies:

o	Badger Meter Inc.	o	Flanders Corporation	o	K-Tron International Inc.
o	CECO Environmental Corporation	o	Fuel Tech Inc.	o	MRFI Inc.
o	Energy Recovery Inc.	o	Gorman-Rupp Corporation	o	PMFG Inc.
o	Evergreen Solar Inc.	o	Graham Corporation

In addition to considering information from the Consultant’s study of competitive pay practices, the Compensation Committee takes into account input from management, reports prepared by the Consultant reflecting (i) base salaries, (ii) Management Incentive Plan awards, (iii) equity compensation grant values and such other information as it deems necessary and appropriate in determining the appropriate level and mix of base salary, annual incentive target and equity compensation elements for each named executive officer. There is no formal or informal policy for allocating compensation between short-term and long-term or cash and non-cash elements. The CEO recommends a compensation level for each named executive officer (other than himself) based on individual performance and relative ability to impact the Company’s future success. The Compensation Committee then reviews the CEO’s recommendation and makes a determination regarding the compensation level of the named executive officers. The Compensation Committee believes this process is both orderly and fair and preserves the CEO’s ability to have an impact on compensation for his direct reports. For the CEO, the Compensation Committee sets the base salary, annual incentive target and equity compensation elements based on the same set of information discussed above.

The Compensation Committee typically reviews total compensation for named executive officers during the Company’s first fiscal quarter both to determine payouts for the previous fiscal year and to set compensation and performance targets for the current fiscal year.

The Compensation Committee considers executive compensation levels and opportunities to be “market competitive” if they fall within the 25th percentile to median range of market practice.  The Consultant’s analysis indicated that named executive officers base salary, target incentive as a percent of salary, target cash compensation, long-term incentives and target total direct compensation were within the market competitive range.

Base Salary for Fiscal Years 2011 and 2012

As noted above, the Company’s intent is to provide the named executive officers during the fiscal year ended January 31, 2011 with base salaries at levels intended to be market competitive so as to fairly compensate them for services rendered during the year, consistent with the primary compensation philosophy and objectives previously stated.

Consistent with the stated compensation philosophy and objectives, the Compensation Committee, together with the other independent Directors as determined by the Board, sets the base salary for the CEO.  As to the other named executive officers, the CEO reviews and recommends salary adjustments to the Compensation Committee for approval.  In establishing base salary ranges, the Compensation Committee took the following items into consideration:

♦	The FY 2011 Compensation Peer Group data and other market data for comparable positions;
♦	Individual level of experience, responsibility, performance and contributions to the Company; and
♦	The CEO’s recommendations for named executive officers (other than himself).

Fiscal Year 2011

In setting base salaries for the fiscal year ended January 31, 2011, the Compensation Committee relied upon the competitive assessment performed by the Consultant in February 2010, which the Compensation Committee continued to consider to be reliable, a view that was shared by the Consultant. In setting base salaries for the fiscal year ending January 31, 2011, the Compensation Committee sought to maintain base salaries within the 25th to 50th percentile range and sought to give due consideration to the factors outlined above in the second paragraph of “Establishing Executive Compensation”.  Based upon the foregoing, the Compensation Committee approved the base salaries for the fiscal year ended January 31, 2011 for the Company’s fiscal 2010 named executive officers (other than Messrs. De Hont and Kimmer) in the range of 1.6% to 2.9% to recognize performance during fiscal 2010 and in the case of Mr. Kimmer to reflect increased responsibilities as the General Manager of the newly formed Met-Pro Environmental Air Solutions business unit.  As per Mr. De Hont’s request, the Compensation Committee agreed not to increase Mr. De Hont’s base salary from the $375,000 amount in effect for the fiscal year ended January 31, 2010.

Fiscal Year 2012

In setting base salaries for the fiscal year ended January 31, 2012, the Compensation Committee relied upon the competitive assessment performed by the Consultant in February 2010, which the Compensation Committee continued to consider to be reliable, a view that was shared by the Consultant. In setting base salaries for the fiscal year ending January 31, 2012, the Compensation Committee sought to maintain base salaries within the 25th to 50th percentile range and sought to give due consideration to the factors outlined above in the second paragraph of “Establishing Executive Compensation”. Based upon the foregoing, the Compensation Committee approved the following base salaries for the fiscal year ending January 31, 2012 for the Company’s fiscal 2011 named executive officers:

	Fiscal 2011	Fiscal 2012	% Increase
Raymond J. De Hont	$375,000	$384,375	2.50%
Gary J. Morgan	232,000	236,640	2.00%
Paul A. Tetley	195,000	195,000	0.00%
Gennaro A. D’Alterio	175,000	182,000	4.00%
Gregory C. Kimmer	175,000	175,000	0.00%

The fiscal year 2012 base salary of each named executive officer is within the market competitive range.

Fiscal Year 2011 Management Incentive Plan

The Company’s fiscal year 2011 Management Incentive Plan (the “2011 Plan”) provided participating individuals with the opportunity to earn annual cash incentive awards (“awards”). Participants in the 2011 Plan included the CEO, the CFO, the Company’s Executive Vice President, various individuals who function as General Managers of the Company’s businesses, as well as other senior executives. In the case of the CEO and CFO, awards were based upon the performance of the overall Company, as well as the achievement of specified personal performance goals. In the case of the Executive Vice President and General Managers, awards were based upon the performance of the operating segment or business managed by the individual, the performance of the overall Company and the achievement of personal performance goals.

The types of measures and relative weight of those measures used in determining annual incentive awards were tailored to the position and organizational responsibility of the participant. The 2011 Plan did not contemplate or provide for any specific weighting for each individual quantitative and qualitative personal objectives portion of the 2011 Plan, and it was the Compensation Committee’s intent to retain discretion with respect to the measurement of the personal objectives portion of the 2011 Plan. The Compensation Committee received reports from the CEO as to the level of performance by each named executive officer who was eligible for an award under the 2011 Plan.  In assessing each such named executive officer’s fiscal year ended 2011 financial and personal objective performance goals, the Compensation Committee did not assign relative weighting to the individual components of a participant’s personal objective portion of the 2011 Plan.

The amount of the target award opportunity under the 2011 Plan is expressed as a percentage of annual base salary. This percentage reflects the executive’s respective organizational level, position and responsibility for achievement of the Company’s strategic goals. In the fiscal year ended January 31, 2011, the target percentages were as follows: for the CEO, 50% of base salary; for the CFO, 40% of base salary; for the Executive Vice President, 35% of base salary; and for the General Managers, 25% of base salary. Based on financial and individual performance actual cash incentives paid can range from 0% to 150% of target.

Under the terms of the 2011 Plan, in order to be eligible for an award, certain objective threshold financial results had to be achieved. The 2011 Plan requirements were as follows: for the CEO and the CFO, the achievement of a predetermined threshold financial target in terms of the Company’s earnings before interest and taxes (“EBIT”) totaling $11,543,000; and for the Executive Vice President and General Managers, the achievement of a predetermined profit before tax (“PBT”) amount at their respective operating segment or business unit.  These financial metrics were selected because they are consistent with our focus of driving strong business performance and increasing long-term shareholder value. These threshold financial targets were equal to the Company’s or the business unit’s EBIT or PBT, respectively, for the fiscal year in question as determined by the Company’s annual operating plan. The operating plan was developed by management in a “bottoms up” manner and was challenged and ultimately approved by the Board and was understood to be management’s best forecast of the fiscal year, and to that extent the threshold financial targets for purposes of the 2011 Plan were intended to be attainable. The Compensation Committee also intended, nonetheless, that the threshold financial targets represented a goal of high achievement.  The Compensation Committee retained discretion over all awards under the 2011 Plan and also made an adjustment to take into account certain expenses that it deemed to be unusual and outside of normal operations.

The award amounts in formulaic terms for the 2011 Plan can be expressed as:

For the CEO and the CFO:

Award Amount = Incentive Level x Base Salary x
(Financial Factor Multiplier % + Personal Objective Multiplier %)

For the Executive Vice President and General Managers:

Award Amount = Incentive Level x Base Salary x
(Financial Factor Multiplier % + Personal Objective Multiplier %) x (Corporate Goal %)

Financial Factor Multiplier %:

 The “financial factor multiplier” was used as a factor in determining the actual award amount, the value of which varied depending on the relative achievement of the financial factor EBIT ranging from 80% to 125% for the CEO and the CFO, achievement of the financial factor PBT ranging from 85% to 125% for the Executive Vice President and 90% to 125% for the General Managers.  If the financial factor actually achieved at fiscal year end was less than 80% of the targeted goal for the CEO and the CFO (or 85% in the case of the Executive Vice President and 90% in the case of the General Managers), then the financial factor multiplier would be 0%.  The table below shows the financial factor multiplier based upon the financial factor for all participants in the 2011 Plan.

For CEO/CFO:		For Executive Vice President:		For General Managers:
Financial	Financial	Financial	Financial	Financial	Financial
Factor	Factor	Factor	Factor	Factor	Factor
(EBIT)	Multiplier %	(PBT)	Multiplier %	(PBT)	Multiplier %
less than 80%	0.00%	less than 85%	0.00%	less than 90%	0.00%
80%	30.00%	85%	30.00%	90%	30.00%
85%	37.50%	90%	40.00%	95%	45.50%
90%	45.00%	95%	50.00%	100%	60.00%
95%	52.50%	100%	60.00%	105%	66.00%
100%	60.00%	105%	66.00%	110%	72.00%
105%	66.00%	110%	72.00%	115%	78.00%
110%	72.00%	115%	78.00%	120%	84.00%
115%	78.00%	120%	84.00%	125% or greater	90.00%
120%	84.00%	125% or greater	90.00%
125% or greater	90.00%

Personal Objective Multiplier %:

The “personal objective multiplier” was used as a factor in determining the actual award amount, the value of which varies depending on the relative achievement of certain personal objectives. The participant may have qualified for this component of the 2011 Plan even if the financial factor was not attained.  For the CEO and CFO if actual EBIT was greater than 60% of the EBIT target; for the Executive Vice President if the actual PBT was greater than 65% of the PBT target; and for the General Managers if the actual PBT was greater than 70% of the PBT target, then the participant would qualify to receive a payment for the personal objective portion of the 2011 Plan. The table below shows the personal objective multiplier percentage based upon the personal objective achievement, which was used for all participants in the 2011 Plan.

Personal	Personal
Objective	Objective
Achievement	Multiplier %
less than 0%	0.00%
20%	8.00%
40%	16.00%
60%	24.00%
80%	32.00%
100%	40.00%
110%	48.00%
120%	56.00%
125% or greater	60.00%

Corporate Goal %:

Additionally, for participants other than the CEO and the CFO, the 2011 Plan provided that the financial and personal objective goals would be multiplied by a corporate goal percentage to encourage teamwork and hold all named executive officers accountable for the overall corporate results.  The corporate goal percentage for the 2011 Plan was based on the EBIT achieved by the Company during the fiscal year. For the Executive Vice President, if the Company achieved less than 50% of its EBIT target, the corporate goal percentage would be 50%, while if the Company achieved between 50% and 100% of its EBIT target, the corporate goal percentage would be between 50% and 100%.  For the General Managers, if the Company achieved less than 80% of its EBIT target, the corporate goal percentage would be 80%, while if the Company achieved between 80% and 100% of its EBIT target, the corporate goal percentage would be between 80% and 100%.  If the Company achieves equal to or greater than 100% of its EBIT target, the corporate goal percentage would remain at 100%.

Fiscal Year 2011 Plan Awards

The Compensation Committee approved the 2011 Plan at its February 2010 meeting; discussed performance under the 2011 Plan at subsequent Board meetings; specifically reviewed expected payments under the 2011 Plan at its December 2010 meeting; considered data and recommendations presented by the CEO at its February 2011 meeting as to the attainment of financial and personal objective goals under the 2011 Plan by each of the participants; and recommended the payment of the awards for approval to the Board of Directors at the February 2011 meeting (except for Mr. De Hont whose award was recommended for approval to the independent Directors). In the fiscal year ended January 31, 2011 the CEO and named executive officers received awards as follows:

		Incentive Level	Base Salary	Financial Factor Multiplier %	Personal Objective Multiplier %	Corporate Goal %	Award Amount
Raymond J. De Hont	(1)	50%	$375,000	32.12%	38.00%	-	$131,466
Gary J. Morgan	(2)	40%	232,000	32.12%	36.00%	-	63,211
Paul A. Tetley	(3)	35%	195,000	0.00%	0.00%	80.99%	-
Gennaro A. D’Alterio	(4)	25%	175,000	83.37%	48.00%	80.99%	46,545
Gregory C. Kimmer	(5)	25%	175,000	0.00%	0.00%	80.99%	-

(1)
Raymond J. De Hont, CEO, received an award of $131,466 under the 2011 Plan.  The Company’s adjusted EBIT for the fiscal year ended January 31, 2011 totaled $9,397,290 which represented 81.41% of the targeted EBIT of $11,543,000, which resulted in a financial factor multiplier % equal to 32.12%. The Compensation Committee approved a $426,969 adjustment to the actual EBIT of $8,970,321 to add back certain expenses that the Compensation Committee deemed unusual, which resulted in the adjusted EBIT of $9,397,290.

In assessing Mr. De Hont’s fiscal year ended January 31, 2011 personal objective achievements, the Compensation Committee did not assign relative values to his various quantitative and qualitative personal objectives nor to relative levels of attainment of those goals. Attainment of the quantitative personal objectives cannot be determined by the information provided in the audited consolidated financial statements. Below is a detailed analysis of Mr. De Hont’s personal objective achievements:

♦
Bookings of new orders assuming a level of 100.0% - During the fiscal year ended January 31, 2011, bookings of new orders were 80.4% of the operating budget and 110.0% of the fiscal year ended January 31, 2010.

♦	Improve the Company’s inventory turns assuming a level of 100.0% to 110.3% - The actual inventory turns for the Company increased to a level of 121.4% as of January 31, 2011.
♦	Maintain the Company’s accounts receivable days outstanding at 63 days - The actual accounts receivable days outstanding for the Company was reduced to 57 days.
♦
Improve the bookings, net sales and profit before tax for the Flex-Kleen operation (assuming levels of 100.0% for each of these financial measures) - The actual bookings and net sales were 82.6% of the target, while profit before tax increased to a level of 110.2% for the fiscal year ended January 31, 2011.

♦
Identify and complete an acquisition that is synergistic with the Company’s products and markets - During the fiscal year ended January 31, 2011 the Company completed the acquisition of certain assets of Bio-Reaction Industries LLC.

♦
Complete the next phase of the Company’s ERP implementation on time and on budget - The development phase of the ERP software was deemed to be substantially completed on time and within budget and without material business interruption.

♦	Improve the quality of the Board of Director Meetings - Deemed to be accomplished.
♦	Commitment to professional growth - Attended certain professional education programs.
♦	Improve organizational effectiveness by hiring a senior level Human Resource professional by July 2010 - Accomplished in the quarter ended October 31, 2010.
♦	Continue to maintain Sarbanes-Oxley Compliance - Deemed to be accomplished.

On the basis of Mr. De Hont’s overall performance with respect to his personal objective achievements, the Compensation Committee assessed Mr. De Hont’s personal objective achievement for the fiscal year ended January 31, 2011 at 95%.  As a result, the personal objective multiplier % used to calculate the award amount was 38.0%.

(2)
Gary J. Morgan, CFO, received an award of $63,211 under the 2011 Plan.  The Company’s adjusted EBIT for the fiscal year ended January 31, 2011 totaled $9,397,290 which represented 81.41% of the targeted EBIT of $11,543,000, which resulted in a financial factor multiplier % equal to 32.12%. The Compensation Committee approved a $426,969 adjustment to the actual EBIT of $8,970,321 to add back certain expenses that the Compensation Committee deemed unusual, which resulted in the adjusted EBIT of $9,397,290.

In assessing Mr. Morgan’s fiscal year ended January 31, 2011 personal objective achievements, the Compensation Committee did not assign relative values to his various quantitative and qualitative personal objectives nor to relative levels of attainment of those goals. Attainment of the quantitative personal objectives cannot be determined by the information provided in the audited consolidated financial statements. Below is a detailed analysis of Mr. Morgan’s personal objective achievements:

♦
Bookings of new orders assuming a level of 100.0% - During the fiscal year ended January 31, 2011, bookings of new orders were 80.4% of the operating budget and 110.0% of the fiscal year ended January 31, 2010.

♦	Improve the Company’s inventory turns assuming a level of 100.0% to 110.3% - The actual inventory turns for the Company increased to a level of 121.4% as of January 31, 2011.
♦	Maintain the Company’s accounts receivable days outstanding at 63 days - The actual accounts receivable days outstanding for the Company was reduced to 57 days.
♦
Improve the bookings, net sales and profit before tax for the Flex-Kleen operation (assuming levels of 100.0% for each of these financial measures) - The actual bookings and net sales were 82.6% of the target, while profit before tax increased to a level of 110.2% for the fiscal year ended January 31, 2011.

♦
Identify and complete an acquisition that is synergistic with the Company’s products and markets - During the fiscal year ended January 31, 2011 the Company completed the acquisition of certain assets of Bio-Reaction Industries LLC.

♦
Complete the next phase of the Company’s ERP implementation on time and on budget - The development phase of the ERP software was deemed to be substantially completed on time and within budget and without material business interruption.

♦	Improve the quality of the Board of Director Meetings - Deemed to be accomplished.
♦	Commitment to professional growth - Attended certain professional education programs.
♦	Continue to maintain Sarbanes-Oxley Compliance - Deemed to be accomplished.

On the basis of Mr. Morgan’s overall performance with respect to his personal objective achievements, the Compensation Committee assessed Mr. Morgan’s personal objective achievement for the fiscal year ended January 31, 2011 at 90%. As a result, the personal objective multiplier percentage used to calculate the award amount was 36.0%.

(3)
Paul A. Tetley, Executive Vice President, did not receive an award under the 2011 Plan, since the actual PBT for the Product Recovery/Pollution Control Technologies reporting segment that he managed during the fiscal year ended January 31, 2011 represented less than the required minimum PBT to provide for a payment.  As a result, Mr. Tetley was not eligible for either the financial or personal objective portion of the 2011 Plan.

(4)
Gennaro A. D’Alterio, Vice President and General Manager, received an award of $46,545 under the 2011 Plan.  The actual PBT of 119.47% for the Global Pump Solutions business unit that he manages exceeded the target PBT of 100.00% for the fiscal year ended January 31, 2011.  As a result of the actual PBT exceeding the target PBT by 19.47%, the financial factor multiplier % used to calculate the award amounted to 83.37%.

In assessing Mr. D’Alterio’s fiscal year ended January 31, 2011 personal objective achievements, the Compensation Committee did not assign relative values to his various quantitative and qualitative personal objectives nor to relative levels of attainment of those goals. Attainment of the quantitative personal objectives cannot be determined by the information provided in the audited consolidated financial statements. Below is a detailed analysis of Mr. D’Alterio’s personal objective achievements:

♦
Bookings of new orders assuming a level of 100.0% - During the fiscal year ended January 31, 2011, Mr. D’Alterio increased bookings of new orders to 118.1% of the operating budget and 137.1% of the fiscal year ended January 31, 2010.

♦	Improve business unit’s inventory turns assuming a level of 100.0% - The actual inventory turns for the business unit increase by 37.4% compared with the fiscal year ended January 31, 2010.
♦	Maintain the business unit’s accounts receivable days outstanding within a range from 45 to 47 days - The actual accounts receivable days outstanding for the business unit was reduced to 44 days.
♦	Develop at least one significant new product - Deemed to be accomplished.
♦	Complete an evaluation on the marketing and sales of an existing product line - Deemed to be accomplished.

♦	Commitment to professional growth - Attended a certain professional education program.
♦	Hire a Sales and Marketing Manager for the Dean Pump and Fybroc product brands within the Global Pump Solutions business unit - Not accomplished during the fiscal year.
♦	Continue focus on the implementation of Lean Enterprise - Deemed to be accomplished.
♦	Continue to maintain Sarbanes-Oxley Compliance - Deemed to be accomplished.

On the basis of Mr. D’Alterio’s overall performance with respect to his personal objective achievements, the Compensation Committee assessed Mr. D’Alterio’s personal objective achievement for the fiscal year ended January 31, 2011 at 110%.  As a result, the personal objective multiplier percentage used to calculate the award amount was 48.0%.

Met-Pro Corporation’s adjusted EBIT for the fiscal year ended January 31, 2011 totaled $9,397,290 which represented 81.41% of the targeted EBIT of $11,543,000. As a result, the corporate goal percent for Mr. D’Alterio was 80.99%.

(5)
Gregory C. Kimmer, Vice President and General Manager, did not receive an award under the 2011 Plan, since the actual PBT for the Met-Pro Environmental Air Solutions business unit that he managed during the fiscal year ended January 31, 2011 represented less than the required minimum PBT to provide for a payment. As a result, Mr. Kimmer was not eligible for either the financial or personal objective portion of the 2011 Plan.

Long-Term Equity Incentives

The Company has historically provided long-term equity incentives, in the form of stock option grants, to the same group of executives who are participants in the 2011 Plan, as well as to certain other senior managers.  The Compensation Committee views stock options as a key incentive for long-term organizational performance. The Compensation Committee believes that stock options are to be awarded to encourage creation of increased value for the Company’s shareholders, reward the achievement of superior operating results, facilitate the retention of key management personnel, and align the interests of management and shareholders through equity ownership. The Compensation Committee’s approach is to consider a grant of stock options within the context of the demonstrated level of performance and to induce future performance and retention.

The Compensation Committee’s current practice is to consider at its December meeting recommendations from the CEO as to stock option awards to the Company’s named executive officers (other than himself) and such other senior managers as the CEO believes appropriate, and to take action at such meeting with respect to grants. The Company’s current practice is to provide for vesting at a rate of one-third per year over the first three years of the ten-year term of the stock option; provided, however, that in the event of a “change of control”, as defined, any unvested portion of the option shall become immediately exercisable.  The Compensation Committee believes the vesting schedule aids the Company in retaining executives and motivating their long-term performance. Exercise rights cease ninety (90) days after termination of employment except in cases of death, disability or retirement (the options granted to Directors, which are non-qualified options, provide for a different vesting schedule and for a different exercise period following termination of service). The Compensation Committee considers the Black-Scholes option pricing model in its valuation of stock options which are granted.

At its meeting in December 2010, the Compensation Committee received recommendations from the CEO as to stock option awards for the Company’s named executive officers and other senior level executives (other than himself) and discussed with the CEO his general approach to stock option awards, which the Compensation Committee agreed should take into account past practices and awards as well as the impact of the stock options upon the number of issued and outstanding shares. The CEO reviewed with the Compensation Committee his rationale for each proposed individual grant. The Compensation Committee concluded that the CEO’s recommendations were well supported. With respect to the CEO, the Compensation Committee in Executive Session considered the CEO’s and the Company’s performance for the fiscal year to date, as well as the Board’s interest in retaining the CEO, and approved an option award that was intended to reflect these considerations. The Compensation Committee determined that on a general basis it would seek approximate dollar parity as to the aggregate value of all of the stock option awards as compared with the prior year, based upon the Black-Scholes value. The Compensation Committee approved stock option awards aggregating 125,448 shares to 15 senior executives or approximately 0.86% of the Company’s issued and outstanding shares as of December 17, 2010, as compared with the prior year’s stock option only awards aggregating of 144,000 shares, or approximately 0.99% of the Company’s issued and outstanding shares as of December 11, 2009.

Retirement Benefits

The Company’s named executive officers, as well as other employees of the Company, are eligible to participate in a tax-qualified 401(k) defined contribution plan. The current named executive officers also participate in a Salaried Pension Plan, which is a funded, tax-qualified non-contributory defined benefit pension plan that was amended during the fiscal year ended January 31, 2007 to freeze the accrual of future benefits for all salaried and non-union hourly employees, effective on December 31, 2006. The CEO and CFO participate in a Non-Qualified Pension Restoration Plan, an unfunded non-qualified plan; the accrual of future benefits under the Plan was frozen effective May 1, 2008, at which time a Non-Qualified Deferred Contribution Supplemental

Executive Retirement Plan, as more fully discussed below, was implemented and as to which the CEO, CFO, and a number of other senior managers of the Company, participate. Mr. Kimmer, Vice President and General Manager of Met-Pro Environmental Air Solutions, also participates in a Deferred Compensation Plan, a funded non-qualified plan.  A description of these plans and the benefits payable to each named executive officer upon retirement is set forth in the “Pension Benefits” section on page 28.

Under the Company’s 401(k) defined contribution plan, the Company will match, in the form of Met-Pro Common Shares, up to 50% of the employee’s contribution up to 4% of compensation.  Effective January 1, 2007, in connection with the freezing of the accrual of future benefits under the Company’s defined benefit plans, the Company added a discretionary contribution to the 401(k) Plan for non-bargaining unit employees in the United States.  The discretionary contribution is (i) 2% for employees under 45 years old or with less than 5 years of service, (ii) 3% for employees 45 years or older and between five to nine years of service, or (iii) 4% for employees 45 years or older and with ten or more years of service.  The levels of discretionary contribution will not change with the employee’s age or years of service going forward and all future eligible new hires after April 15, 2006 will receive a discretionary contribution at the 2% level. The 401(k) plan is open to all employees and officers and participation is based upon the same terms and conditions.

During fiscal year 2008, the Compensation Committee engaged Aon Consulting to undertake a review of the Company’s executive retirement benefits.  Based on this review, in December 2007, the Company’s Board of Directors approved and adopted, effective May 1, 2008, a Non-Qualified Deferred Contribution Supplemental Executive Retirement Plan, as noted on page 30.  The purpose of the Non-Qualified Deferred Contribution Supplemental Executive Retirement Plan is to provide supplemental retirement benefits to senior executives of the Company presently totaling 11 persons, including the Company’s CEO and CFO, as determined by the Company’s Board of Directors.  The Company will make annual contributions to the Non-Qualified Deferred Contribution Supplemental Executive Retirement Plan in order to provide participants with up to 30% to 60% of projected retirement age compensation (based upon base salary) assuming thirty years of service to the Company, after taking into account all Company-provided retirement income as well as the employee’s social security benefit at a defined age.  Effective May 1, 2008, the Company froze the accrual of future benefits under the existing Non-Qualified Pension Restoration Plan with respect to which the only employee participants are the CEO and CFO.

Health and Other Benefits

The Company’s health and other benefit plans primarily include medical, life, disability, accidental death and dismemberment and travel accident coverage. The Company’s plans are designed to be competitive with other comparably sized corporations. The health and related benefits provided to executive officers are offered through broad-based plans applicable to all employees.

The material provisions of the short-term disability policy are as follows: in the event of a “disability” (as defined in the Company’s long-term disability policy), the Company shall pay (i) in the case of the Company’s CEO, CFO, and Executive Vice President, 100% of the employee’s base salary for a period of up to six months, and (ii) in the case of the other participating senior executive employees, 100% of base salary for a period of up to three months and 66-2/3% for the next three months.

The material provisions of the long-term disability policy are as follows: in the event of a “disability” (as defined in the policy), the Company shall pay a benefit amount that is based upon 60% of the sum of the employee’s base salary and annual incentive, not to exceed $16,000 per month per employee. The base salary amount is equal to the base salary being paid in the year in which the disability occurs. The annual incentive amount is based upon the average of either the employee’s prior two or three years’ annual incentives earned under the Company’s management incentive plan or any successor plan, which will be determined by the insurance carrier selected to insure the plan.

Other Benefits and Perquisites

In addition, the Company provides vehicles to the named executive officers for business use.  For the fiscal year ended January 31, 2011, the total reimbursed expenses, excluding standard health and travel insurance, for all named executive officers related to other benefits and perquisites are included in column (g), “All Other Compensation” in the Summary Compensation Table on page 25.

EXECUTIVE COMPENSATION

Risk Assessment

At the Compensation and Management Development Committee’s direction, management conducted a risk assessment of the Company’s compensation policies and practices, including its executive compensation programs. The Compensation and Management Development Committee reviewed and discussed the findings of the assessment and concluded that the Company’s compensation policies and practices are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy, do not incent executives to take unnecessary or excessive risks, and that any risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company. In the review, management considered the attributes of the Company’s policies and practices, including:

♦	the mix of fixed and variable compensation opportunities;

♦	the balance between annual and long-term performance opportunities;

♦	the alignment of annual and long-term incentive award objectives to ensure that both types of awards encourage consistent behaviors and sustainable performance results;

♦	performance factors tied to key measures of short-term and long-term performance that motivate sustained performance; and

♦	the Compensation and Management Development Committee’s ability to consider non-financial and other qualitative performance factors in determining actual compensation payouts.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Compensation and Management Committee has reviewed and discussed it with management. Based on this review and discussion, the Compensation and Management Development Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the Company’s 2011 Annual Meeting of Shareholders.

Submitted by the Compensation and Management Development Committee,
George H. Glatfelter II (Chairman)
Stanley W. Silverman
Robin L. Wiessmann
March 29, 2011

The foregoing report shall not be deemed to be incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

No member of the Company’s Compensation and Management Development Committee is currently, or ever has been, an employee or officer of the Company or any of its subsidiaries, nor has any member had any relationship with the Company, the disclosure of which is required under Item 404 of Regulation S-K promulgated by the SEC.  None of the executive officers of the Company has served as a Director or member of a Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a Director or member of the Compensation and Management Development Committee of the Company.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of the named executive officers during the fiscal years 2011, 2010 and 2009.

The named executive officers did not receive any payments which would be characterized as “Bonus” payments during the fiscal years 2011, 2010 and 2009 except to the extent of the amounts listed under column (e), “Non-Equity Incentive Plan Compensation,” which represent the annual incentive awards for fiscal years 2011, 2010 and 2009 under the Company’s Management Incentive Plans. The fiscal year 2011 awards were approved by appropriate Board and Compensation and Management Development Committee actions in February 2011, and became payable on March 15, 2011.
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($) (4)
Raymond J. De Hont	2011	$375,000	$148,330	$131,466	$26,432	$149,799	$831,027
Chairman, Chief Executive Officer and	2010	375,000	148,330	-	42,806	151,910	718,046
President	2009	341,000	155,155	77,167	27,369	138,711	739,402

Gary J. Morgan	2011	232,000	63,570	63,211	37,549	86,038	482,368
Senior Vice President-Finance, Secretary,	2010	227,700	63,570	-	61,656	87,764	440,690
Treasurer and Chief Financial Officer	2009	220,000	66,495	39,828	23,482	83,563	433,368

Paul A. Tetley	2011	195,000	42,380	-	7,940	31,605	276,925
Executive Vice President-Product	2010	192,000	42,380	-	13,601	32,033	280,014
Recovery/Pollution Control Technologies	2009	187,400	44,330	-	1,491	32,840	266,061

Gennaro A. D’Alterio	2011	175,000	32,600	46,545	3,305	11,458	268,908
Vice President and General Manager,	2010	170,000	32,600	-	5,975	14,268	222,843
Met-Pro Global Pump Solutions	2009	157,500	34,100	36,159	(88)	13,271	240,942

Gregory C. Kimmer	2011	175,000	32,600	-	28,286	16,860	252,746
Vice President and General Manager,	2010	158,500	32,600	34,651	42,422	15,692	283,865
Met-Pro Environmental Air Solutions	2009	154,000	26,598	-	11,100	17,420	209,118

(1)
The amounts in column (d) reflect the grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, with respect to awards of options to purchase Met-Pro Corporation stock made during the indicated fiscal year. For details of individual grants of stock options during 2011 please see the Grants of Plan-Based Awards table on page 26. There were no forfeitures of Met-Pro Corporation stock options by any of the named executive officers during the fiscal year. The assumptions on which these valuations are based are set forth in Note 9 to the audited financial statements included in Met-Pro Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2011.

(2)
The amounts in column (f) represent the actuarial increase in the present value of the named executive officers’ benefits under the Company’s Salaried Pension Plan, the Pension Restoration Plan (for Messrs. De Hont and Morgan) and the Deferred Compensation Plan (for Mr. Kimmer).  The actuarial increase was calculated using the interest rate, discount rate and form of payment assumptions consistent with those used in the Company’s financial statements.  The calculation assumes benefit commencement is at normal retirement age (age 65), and was calculated without respect to pre-retirement death, termination or disability.

(3)	The amounts in column (g) “All Other Compensation” for fiscal year 2011 consist of the following:

			Non-Qualified
	401 (k)	401 (k)	Deferred		Life	Disability
	Match	Discretionary	SERP	Auto	Insurance	Insurance	Total
Name	($)	($)	($)	($)	($)	($)	($)
Raymond J. De Hont	$4,900	$9,800	$129,075	$2,748	$1,148	$2,128	$149,799
Gary J. Morgan	3,670	9,273	68,974	1,463	710	1,948	86,038
Paul A. Tetley	3,898	5,846	18,447	1,024	597	1,793	31,605
Gennaro A. D’Alterio	3,496	3,496	-	2,280	536	1,650	11,458
Gregory C. Kimmer	3,436	8,331	1,400	1,485	536	1,672	16,860

The Company’s contribution to the Non-Qualified Deferred Contribution Supplemental Executive Retirement Plan (“Non-Qualified Deferred SERP”) is further described in the “Pension Benefits” section on page 28.  The compensation for auto represents the imputed income based upon the personnel use of the executive’s automobile provided by the Company.

(4)	The amounts in column (h) represent the total of columns (c) through (g).

GRANTS OF PLAN-BASED AWARDS

The table below provides information about equity and non-equity awards granted to the named executive officers during the fiscal year 2011.

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)
						All Other
						Option		Grant
						Awards:	Exercise	Date Fair
	Fiscal					Number of	or Base	Value of	Grant
	Year		Estimated Future Payouts Under			Securities	Price of	Stock and	Date
	Ended/		Non-Equity Incentive Plan Awards			Underlying	Option	Option	Price of
	Grant		Threshold	Target	Maximum	Options	Awards	Awards	Options
Name	Date		($)	($)	($)	(#) (1)	($/Sh) (2)	($) (3)	($/Sh) (2)
Raymond J. De Hont	01/31/2011	(4)	$60,000	$187,500	$281,250	-	-	-	-
	12/17/2010		-	-	-	37,552	$12.18	$148,330	$12.50

Gary J. Morgan	01/31/2011	(4)	29,696	92,800	139,200	-	-	-	-
	12/17/2010		-	-	-	16,094	12.18	63,570	12.50

Paul A. Tetley	01/31/2011	(4)	10,920	68,250	102,375	-	-	-	-
	12/17/2010		-	-	-	10,729	12.18	42,380	12.50

Gennaro A. D’Alterio	01/31/2011	(4)	11,200	43,750	65,625	-	-	-	-
	12/17/2010		-	-	-	8,253	12.18	32,600	12.50

Gregory C. Kimmer	01/31/2011	(4)	11,200	43,750	65,625	-	-	-	-
	12/17/2010		-	-	-	8,253	12.18	32,600	12.50

(1)	The amounts in column (f) represent the number of stock options granted on December 17, 2010, as part of the fiscal year 2011 long-term incentive award.

(2)	The amounts in column (g) represent the exercise price of the stock options, which was the fair market value on the date of grant, calculated by taking the average of the high and low trading values of the Company’s Common Shares on the New York Stock Exchange on the date of grant. The closing trade value on the Company’s Common Shares on the New York Stock Exchange on December 17, 2010 was $12.50 as presented in column (i).

(3)	The amounts in column (h) represent the fair value of the stock options granted on December 17, 2010 as part of the fiscal year 2011 long-term incentive award. The value is computed in accordance with FASB ASC Topic 718, using a Black-Scholes option pricing model value of $3.95 per option.

(4)	Columns (c), (d) and (e) show for each named executive officer the potential value of the payout of their fiscal year 2011 annual incentive award if the threshold, target and maximum performance goals are satisfied. Annual incentive awards for fiscal year 2011 were paid as follows and are reported in column (e) of the Summary Compensation Table on page 25: Mr. De Hont, $131,466; Mr. Morgan, $63,211; Mr. Tetley, $0; Mr. D’Alterio, $46,545 and Mr. Kimmer, $0. The Management Incentive Plan is described in the Compensation Discussion and Analysis on pages 14-23.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table provides information on the holdings of stock options by the named executive officers at January 31, 2011.

(a)	(b)	(c)	(d)	(e)
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date (2)
Raymond J. De Hont	44,446	-	$9.6440	2/23/2014
	44,446	-	7.4110	2/22/2015
	45,334	-	9.0375	12/15/2015
	46,667	-	10.8975	12/15/2016
	45,500	-	11.7500	12/10/2017
	30,333	15,167	11.3450	12/03/2018
	15,166	30,334	9.6900	12/11/2019
	-	37,552	12.1800	12/17/2020

Gary J. Morgan	17,779	-	9.6440	2/23/2014
	17,779	-	7.4110	2/22/2015
	18,667	-	9.0375	12/15/2015
	20,000	-	10.8975	12/15/2016
	19,500	-	11.7500	12/10/2017
	13,000	6,500	11.3450	12/03/2018
	6,500	13,000	9.6900	12/11/2019
	-	16,094	12.1800	12/17/2020

Paul A. Tetley	17,779	-	9.6440	2/23/2014
	10,667	-	7.4110	2/22/2015
	10,667	-	9.0375	12/15/2015
	13,334	-	10.8975	12/15/2016
	13,000	-	11.7500	12/10/2017
	8,666	4,334	11.3450	12/03/2018
	4,333	8,667	9.6900	12/11/2019
	-	10,729	12.1800	12/17/2020

Gennaro A. D’Alterio	7,800	-	11.7500	12/10/2017
	6,666	3,334	11.3450	12/03/2018
	3,333	6,667	9.6900	12/11/2019
	-	8,253	12.1800	12/17/2020

Gregory C. Kimmer	9,956	-	5.5476	2/25/2012
	9,956	-	5.5181	2/24/2013
	7,112	-	9.6440	2/23/2014
	8,000	-	7.4110	2/22/2015
	8,000	-	9.0375	12/15/2015
	8,000	-	10.8975	12/15/2016
	7,800	-	11.7500	12/10/2017
	5,200	2,600	11.3450	12/03/2018
	3,333	6,667	9.6900	12/11/2019
	-	8,253	12.1800	12/17/2020

(1)
The exercise price of the stock options is the fair market value of the Company’s Common Shares on the date of grant, calculated by taking the average of the high and low price of the Company’s Common Shares on the New York Stock Exchange on the date of grant.

(2)
Options granted prior to fiscal year 2007 had a ten-year term and a vesting schedule of one-third on the date of grant, one-third at the completion of year one and one-third at the completion of year two.  All options granted during the fiscal years 2011, 2010 and 2009 have a ten-year term and a vesting schedule of one-third per year over three years. The first vesting date for all options granted during the fiscal years 2011, 2010 and 2009 is on the first anniversary date of the grant and is for one-third of the options that were granted, and the options subsequently vest at a rate of one-third of the grant per year on the following two anniversary dates, subject to earlier termination as well as acceleration as elsewhere described.

OPTION EXERCISES

The following table sets forth information regarding the number of shares acquired on the exercise of stock options by the named executive officers during the fiscal year ended January 31, 2011.

(a)	(b)	(c)
	Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($) (1)
Raymond J. De Hont	35,556	$193,848
Gary J. Morgan	17,779	96,929
Paul A. Tetley	29,868	186,372
Gennaro A. D’Alterio	-	-
Gregory C. Kimmer	7,112	47,261

(1)
The value realized is equal to the difference between the market price per share of the shares acquired on the date of exercise (the average of the high and low price per share of our common stock, as reported by the New York Stock Exchange, on the date of exercise) and the option exercise price, multiplied by the number of shares underlying the options.

PENSION BENEFITS

Pension Plans

The Salaried Pension Plan (the “Retirement Plan”) is a funded, tax-qualified noncontributory defined benefit pension plan that covers certain employees, including the named executive officers.  Benefits under the Retirement Plan are calculated as an annuity of one percent of the participant’s final average earnings for the five highest consecutive years of the last ten years multiplied by years of service.  Earnings covered by the Retirement Plan include annual salary and non-equity incentive paid pursuant to the Company’s Management Incentive Plan.  The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law.  For the fiscal year ended 2011, the annual limitation was $245,000.

Effective February 1, 2000, the Board of Directors adopted a Non-Qualified Pension Restoration Plan for Mr. Morgan.  Mr. De Hont was added to the Non-Qualified Pension Restoration Plan effective February 1, 2001.  The Non-Qualified Pension Restoration Plan is an unfunded supplemental plan that provides, out of the Company’s general assets, an amount substantially equal to the difference between the amount that would have been payable under the Retirement Plan, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Retirement Plan.  As noted earlier in this Proxy Statement, the accrual of future benefits under the Non-Qualified Pension Restoration Plan was frozen as of May 1, 2008, when the Non-Qualified Deferred Contribution Supplemental Executive Retirement Plan took effect.

The following table shows the estimated annual Retirement Plan and Pension Restoration Plan benefits on a straight life (no death benefit) basis payable for various earnings levels upon retirement at age 65, after 15, 20, 25, 30 and 35 years of credited service to the Company:

		Years of Service
Five Year Average Earnings		15	20	25	30	35
$100,000		$15,000	$20,000	$25,000	$30,000	$35,000
125,000		18,750	25,000	31,250	37,500	43,750
150,000		22,500	30,000	37,500	45,000	52,500
170,000		25,500	34,000	42,500	51,000	59,500
175,000		26,250	35,000	43,750	52,500	61,250
200,000		30,000	40,000	50,000	60,000	70,000
230,000	(1)	34,500	46,000	57,500	69,000	80,500
250,000		37,500	50,000	62,500	75,000	87,500
300,000		45,000	60,000	75,000	90,000	105,000
350,000		52,500	70,000	87,500	105,000	122,500
400,000		60,000	80,000	100,000	120,000	140,000
450,000		67,500	90,000	112,500	135,000	157,500
500,000		75,000	100,000	125,000	150,000	175,000

(1)
Internal Revenue Code Section 401(a)(17) limits on earnings used to calculate the Retirement Plan benefits amounted to $245,000, $245,000 and $230,000 for fiscal years 2011, 2010 and 2009 respectively.

As of January 31, 2011, Messrs. De Hont, Morgan, Tetley, D’Alterio and Kimmer accrued the years of credited service under the Retirement and Pension Restoration Plans as shown on page 29.

Deferred Compensation Plan

Prior to the Company’s acquisition of the Duall business in fiscal year 1989, Mr. Kimmer, who was employed by Duall prior to our purchase of it, was party to a Deferred Compensation Plan, which was effective December 4, 1987.  The Deferred Compensation Plan provides Mr. Kimmer with a monthly retirement income equal to $2,093 for a period of 15 years beginning at the retirement age of sixty-five years.  In the event of Mr. Kimmer’s death after retirement, whether prior to or after he has begun to receive the retirement benefits, his designated beneficiary or beneficiaries shall be entitled to receive any remaining balance of such payments.

Mr. Kimmer shall receive a non-forfeitable right to the benefits above equivalent to one (1) divided by the difference between the retirement age of sixty-five years and Mr. Kimmer’s age as of the effective date of the Deferred Compensation Plan. The percentage shall then be multiplied by the number of actual years of service provided for Mr. Kimmer to give his vested portion of the benefits provided hereunder.  Mr. Kimmer has a total of thirty-three years of service under the Deferred Compensation Plan.

In the event of a disability, Mr. Kimmer shall become one-hundred percent vested in his right to receive a monthly disability payment.  Mr. Kimmer shall receive a monthly income equal to twenty-five percent of his former monthly base salary as of April 1, 1986, which is defined as $650, increased annually by three and one-half percent, compounded annually, up to and including the year he becomes disabled.  These monthly payments shall continue for a term of 15 years.

In the event of Mr. Kimmer’s death while employed by the Company, he shall become one-hundred percent vested in his right to receive a death benefit.  Mr. Kimmer’s designated beneficiary or beneficiaries shall be entitled to receive a monthly death benefit equal to one-hundred percent of his monthly base salary as of April 1, 1986, which is $2,600.  These monthly payments shall continue for a period of 15 years.

On June 4, 1986, the prior owner of Duall, Duall Industries Inc., purchased a whole life policy from Northwestern Mutual Life to cover the liabilities of the Deferred Compensation Plan for Mr. Kimmer.  This policy is owned by the Company.  The cash value of this policy as of January 31, 2011 amounted to $163,295.

Pension Benefits at 2011 Fiscal Year End

The following table shows, as to each of the named executive officers, (1) the number of years of Credited Service as of January 31, 2011 (measurement date of plans), (2) the present value of the accumulated benefit and (3) the payments during the last fiscal year.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Raymond J. De Hont	Retirement Plan	11.50	$145,135	$0
	Pension Restoration Plan	12.83	132,633	0
Gary J. Morgan	Retirement Plan	26.75	299,534	0
	Pension Restoration Plan	28.08	87,082	0
Paul A. Tetley	Retirement Plan	9.92	76,534	0
Gennaro A. D’Alterio	Retirement Plan	11.42	26,025	0
Gregory C. Kimmer	Retirement Plan	18.50	148,197	0
	Deferred Compensation Plan	24.08	105,401	0

(1)	Based upon the pension plans’ measurement date of January 31, 2011.

(2)	The amounts in column (d) represent the present value of accumulated benefits for the period ended January 31, 2011. The actuarial values were based on the mortality table and discount rate assumptions used in the calculation in the “Employee Benefit Plans” footnote in the Company’s audited financial statements for the fiscal year ended January 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2011.

NON-QUALIFIED DEFERRED CONTRIBUTION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The purpose of the Non-Qualified Deferred Contribution Supplemental Executive Retirement Plan is to provide supplemental retirement benefits to senior executives, including the Company’s CEO and CFO, as determined by the Company’s Board of Directors.  During the fiscal year ended January 31, 2011, the Company made annual contributions to the Non-Qualified Deferred Contribution Supplemental Executive Retirement Plan in order to provide participants with up to 30% to 60% of projected retirement age compensation (based upon base salary) assuming thirty years of service to the Company, after taking into account all Company-provided retirement income as well as the employee’s social security benefit at a defined age.  The table below provides information about the Non-Qualified Deferred Contribution Supplemental Executive Retirement Plan for the named executive officers at January 31, 2011.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE
Raymond J. De Hont	$0	$129,075	$62,505	$0	$455,039
Gary J. Morgan	-	68,974	35,000	-	245,454
Paul A. Tetley	-	18,447	11,247	-	68,181
Gennaro A. D’Alterio	-	-	-	-	-
Gregory C. Kimmer	-	1,400	543	-	4,516

(1)	Amounts in this column are included in the "All Other Compensation" column on the "Summary Compensation Table."

(2)	Amounts in this column are not included in any of the amounts reported on the "Summary Compensation Table."

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE OF CONTROL

Mr. De Hont is party to a Second Amended and Restated Key Employee Severance Pay Agreement dated as of December 3, 2008 with the Company which provides that in the event of a “change of control” and the “involuntary termination of his employment” within eighteen months thereafter, the Company shall pay him an amount that is equal to twenty-four months of his base salary in effect at the time that a change of control occurs.  Payment shall be made in full at the time of final payment of his regular compensation. Mr. De Hont’s current base annual salary, effective February 1, 2011, is $384,375.

A “change in control” shall be deemed to have occurred as of the date on which any of the following events shall occur: (i) any “person” or “group of persons acting in concert”, who are not part of the present management, becomes the “beneficial owner”, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or (ii) there shall be a change in the composition of the Company’s Board of Directors so that a majority of the Directors in office on the effective date of the Key Employee Severance Pay Agreement no longer constitute a majority of the Board of Directors; provided, however, that any Director elected upon the recommendation of the then present majority shall be considered to be a part of the present majority; or (iii) if the shareholders approve of (a) a reorganization, merger, or consolidation, in each case with respect to which persons who were shareholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated corporation’s then outstanding securities entitled to vote generally in the election of directors or (b) the liquidation or dissolution of the Company or (c) the sale of all or substantially all of the Company’s assets; or (iv) there shall be a change of control as defined by any other agreement or plan to which the Company is a party.

“Involuntary termination of employment” means termination without “cause” (as defined), or termination of employment by Mr. De Hont for “good reason” (as defined).

Mr. De Hont has agreed that in consideration of the granting of the benefits under the agreement, he will continue to use his best efforts to perform his duties as assigned to him by the Company, and that in the event a change of control is pending or threatened, he will not voluntarily terminate his employment prior to the actual change of control but will continue to perform his duties in the same manner and with the same effort as he had employed prior to the occurrence of such events.

Mr. Morgan is also party to a Second Amended and Restated Key Employee Severance Pay Agreement on terms that are identical to those to which Mr. De Hont is party, except that the amount of compensation is equal to eighteen months of his base salary in effect at the time of the change of control. Mr. Morgan’s current base annual salary, effective February 1, 2010, is $236,640.

None of the other named executive officers are party to a Key Employee Severance Pay Agreement or other similar agreement with respect to the termination of employment following a change in control.

The Company’s stock option agreements provide for the acceleration and immediate vesting of all unvested stock options upon a “change of control”, which is defined in the same way as such term is defined in the Key Employee Severance Pay Agreement. The following table summarizes the potential payments and intrinsic value (the value based upon the fiscal-year end closing price of $10.85 per Common Share minus the stock option exercise price) derived from the accelerated vesting of stock options upon a change of control termination if it hypothetically were to have occurred on January 31, 2011, the last day of our fiscal year:

	Key	Accelerated
	Employee	Vesting of	Total
Name	Severance	Options	($)
Raymond J. De Hont	$768,750	$-	$768,750
Gary J. Morgan	354,960	-	354,960
Paul A. Tetley	-	-	-
Gennaro A. D’Alterio	-	-	-
Gregory C. Kimmer	-	-	-

CERTAIN BUSINESS RELATIONSHIPS

The Company has no transactions or other payments to disclose under this heading under applicable SEC rules for the fiscal year 2011.

DIRECTOR COMPENSATION

The Company’s compensation philosophy for non-employee Directors is consistent with the philosophy established for the Company’s named executive officers. The compensation program is designed to attract and retain Directors with the necessary experience to represent the Company’s shareholders and to advise the Company’s executive management. It is also important that the compensation program aligns the Board of Directors with the interests of long-term shareholders. The Company uses a combination of cash and equity awards (historically in the form of stock options but which beginning in December 2010 are in the form of Restricted Stock Units (“RSUs”)) to compensate non-employee Directors, and targets compensation based upon survey data from the companies included in the fiscal year 2011 Compensation Peer Group discussed in the Compensation Discussion and Analysis section of this Proxy Statement. Directors who are employees of the Company receive no additional compensation for service on the Board of Directors.

Cash Compensation Paid to Non-Employee Directors and for Committee Participation

For fiscal year 2011, members of the Board who were not employees of the Company received an annual cash retainer of $10,000, paid in quarterly increments.  In addition, the Chair of the Compensation and Management Development Committee received an annual cash retainer in the amount of $3,500, the Chair of the Audit Committee received an annual cash retainer in the amount of $7,500 and the Chair of the Corporate Governance and Nominating Committee received an annual retainer in the amount of $1,500. Directors also receive a fee of $1,250 per day for each day during which one or more Board meetings are attended (including telephonic meetings as to which the workload, in preparation of the meeting or otherwise, justifies the payment, in the view of the Chairman), and $800 per day for each day in which Committee meetings are attended (including telephonic meetings as to which the workload, in preparation of the meeting or otherwise, justifies the payment, in the view of the Chairman).  No separate or additional compensation is paid to employee Directors for their service as Board members.

Restricted Stock Unit Awards Granted to Non-Employee Directors

On December 17, 2010, the Company’s Board of Directors approved a change in practice to begin awarding non-employee Directors RSUs.  The non-employee Directors were awarded RSUs on terms that entitle the grantee to receive, from the Company, Common Shares at the one year anniversary vesting date in accordance with the terms of the award agreement. The award agreements provide for accelerated vesting in certain instances such as a “change in control” or death, and for pro-rata vesting in the event of a non-cause departure from the Board of Directors prior to the one year anniversary of the award. Consistent with this, on December 17, 2010, the Compensation Committee awarded 2,463 RSUs to each of the Company’s five non-employee Directors. The weighted average grant fair value per unit for awards granted on December 17, 2010 was $12.18 (which is the average of the high and low price of the Company’s Common Shares as quoted on the New York Stock Exchange on the date of the award).

DIRECTOR SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by each Director during the fiscal year 2011.

(a)	(b)	(c)	(d)
Name	Fees Earned or Paid in Cash ($) (1)	RSU Awards ($) (2)	Total ($) (3)
Nicholas DeBenedictis (4)	$2,850	$0	$2,850
George H. Glatfelter II	31,500	29,999	61,499
Michael J. Morris	37,775	29,999	67,774
Stanley W. Silverman	32,900	29,999	62,899
Judith A. Spires	24,350	29,999	54,349
Robin L. Wiessmann	27,967	29,999	57,966

(1)	The amounts in column (b) represent fees earned or paid for board retainers, committee retainers, board meetings and committee meetings.

(2)	The amounts in column (c) reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of RSUs made during the indicated fiscal year. The assumptions on which these valuations are based are set forth in Note 9 to the audited financial statements included in Met-Pro Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2011.

(3)	The amounts in column (d) represent the total of columns (b) and (c).

(4)	Mr. DeBenedictis resigned from the Board of Directors on February 22, 2010.

(5)	The following table provides information on the holdings of stock options and RSUs by each Director at January 31, 2011.

(a)	(b)	(c)	(d)	(e)
	Option/RSU Awards
Name	Number of Securities Underlying Unexercised Options / RSUs (#) Exercisable	Number of Securities Underlying Unexercised Options / RSUs (#) Unexercisable	Option Exercise Price ($) (6)	Option/RSUs Expiration Date (7)
Nicholas DeBenedictis	10,001	-	$10.8975	2/22/2015
	13,000	-	11.7500	2/22/2015
	13,000	-	11.3450	2/22/2015
	3,250	-	9.6900	2/22/2015

George H. Glatfelter II	12,446	-	7.4110	2/22/2015
	13,334	-	9.0375	12/15/2015
	13,334	-	10.8975	12/15/2016
	13,000	-	11.7500	12/10/2017
	8,666	4,334	11.3450	12/03/2018
	4,333	8,667	9.6900	12/11/2019
	-	2,463	-	12/17/2011

Michael J. Morris	12,446	-	9.6440	2/23/2014
	13,334	-	9.0375	12/15/2015
	13,334	-	10.8975	12/15/2016
	13,000	-	11.7500	12/10/2017
	8,666	4,334	11.3450	12/03/2018
	4,333	8,667	9.6900	12/11/2019
	-	2,463	-	12/17/2011

Stanley W. Silverman	5,416	10,834	9.6900	12/11/2019
	-	2,463	-	12/17/2011

Judith A. Spires	7,944	15,889	9.6900	12/11/2019
	-	2,463	-	12/17/2011

Robin L. Wiessmann	4,333	8,667	9.6900	12/11/2019
	-	2,463	-	12/17/2011

(6)
The exercise price of the stock options is the fair market value of the Company’s Common Shares on the date of grant, calculated by taking the average of the high and low price of the Company’s Common Shares on the New York Stock Exchange on the date of grant.

(7)
Stock options granted prior to fiscal year 2007 had a ten-year term and a vesting schedule of one-third on the date of grant, one-third at the completion of year one and one-third at the completion of year two. All options granted during the fiscal years 2011, 2010 and 2009 have a ten-year term and a vesting schedule of one-third per year over three years. The first vesting date for all options granted during the fiscal years 2011, 2010 and 2009 is on the first anniversary date of the grant and is for one-third of the options that were granted, and the options subsequently vest at a rate of one-third of the grant per year on the following two anniversary dates, subject to earlier termination as well as acceleration as elsewhere described. The exercise period provided by the stock option agreements for non-employee Directors following termination of service is five years from the date of termination.  An RSU award entitles the grantee to receive, from the Company, one Common Share at the one year anniversary vesting date in accordance with the terms of the award agreement. The RSU award agreements provide for accelerated vesting upon a “change in control” or death, and for pro-rata vesting in the event of a non-cause departure from the Board of Directors prior to the one year anniversary of the award.

In fiscal year 2011, the Compensation and Management Development Committee received guidance from the Consultant as to matters relating to non-employee Director and committee compensation. The Consultants competitive compensation analysis was based upon compensation data from the fiscal year 2011 Compensation Peer Group.  Based upon this competitive analysis prepared by the Consultant, the Compensation and Management Development Committee made the following recommendations to the Board its approval. For fiscal year 2012, members of the Board who are not employees of the Company will receive an annual cash retainer of $20,000, paid in quarterly increments.  In addition, the Chair of the Compensation and Management Development Committee will receive an annual cash retainer in the amount of $5,000, the Chair of the Audit Committee will receive an annual cash retainer in the amount of $7,500 and the Chair of the Corporate Governance and Nominating Committee will receive an annual retainer in the amount of $2,500. Directors will also receive a fee of $1,250 per day for each day during which one or more Board meetings are attended (including telephonic meetings as to which the workload, in preparation of the meeting or otherwise, justifies the payment, in the view of the Chairman), and $1,000 per day for each day in which Committee meetings are attended (including telephonic meetings as to which the workload, in preparation of the meeting or otherwise, justifies the payment, in the view of the Chairman). In addition, non-employee Directors will receive an annual grant of RSUs with a value of $30,000.  Effective February 1, 2011 members of the Board will receive quarterly payments in arrears by the Company of amounts due for Board and Committee membership and attendance.

To further promote sustained shareholder return and to ensure the Company's non-employee Directors remain focused on both short-term and long-term objectives, the Company has established share ownership guidelines, effective February 1, 2011. Each non-employee Director has five years from February 1, 2011 or the date appointed/elected to his/her position to achieve the ownership level which equals three times the annual cash retainer payment.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are required pursuant to Section 14A of the Exchange Act to provide a non-binding shareholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “Say-on-Pay”) and a non-binding shareholder vote as to whether the Say-on-Pay vote should occur every one, two or three years.

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in this Proxy Statement.

The Company believes that it maintains a balanced approach to executive compensation, with a mix of both cash and non-cash awards and short-term and long-term incentives.  Currently, total direct compensation is targeted between the 25th to 50th percentile of the Company’s FY 2011 Compensation Peer Group. The Company believes that this approach motivates and rewards both short-term performance and long-term value creation. The Board strongly endorses the Company’s executive compensation program and recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement.

Because the vote is advisory, it will not be binding upon the Company. However the Board of Directors and the Compensation and Management Development Committee will carefully consider the outcome of the vote in determining future compensation policies and decisions.

The Board of Directors Recommends a Vote FOR the approval of the Company’s executive compensation.

PROPOSAL NO. 3
ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE
COMPENSATION

As a result of the Dodd-Frank Act, publicly-traded companies are required to hold an initial advisory shareholder vote to determine the frequency of future advisory votes on executive compensation, as well as periodic subsequent votes to confirm that frequency. Advisory votes on executive compensation may be held every one, two or three years under the Dodd-Frank Act. At this time, the Board is recommending that an advisory vote be held every year for the reasons discussed below.

The Company believes that advisory votes on executive compensation should be conducted every year so that shareholders may annually express their views on our executive compensation program. The Company’s executive compensation program is designed to promote the achievement of shareholder returns; therefore, the Company believes that holding an advisory vote on executive compensation every year would allow our shareholders to assess whether this program is appropriately motivating employees and driving such returns. Such frequency would also coincide with the annual incentive awards and stock options granted to our executive officers and discussed in “Compensation Discussion and Analysis”.

Similar to the vote on executive compensation, this proposal is also an advisory vote and is not binding on the Company. However, the Company values the opinions expressed by our shareholders, and will consider the outcome of the votes both on executive compensation itself and on the frequency of votes when making future decisions on the frequency of such votes.

The Board of Directors Recommends that you Vote FOR the holding of future advisory votes on executive compensation every year by marking the “1 Year” box on the proxy card.

PROPOSAL NO. 4
APPROVAL OF AMENDMENT TO THE 2008 EQUITY INCENTIVE PLAN

Our Board of Directors, acting upon the recommendation of the Compensation and Management Development Committee (the “Compensation Committee”) has approved an amendment to the 2008 Equity Incentive Plan, subject to, and contingent upon, approval from our shareholders at the Annual Meeting. The amendment will allow us to grant awards intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code pursuant to an amendment to the 2008 Equity Incentive Plan, referred to as Amendment No. 1, a copy of which is attached as Appendix A to this Proxy Statement. If the shareholders approve Amendment No. 1 to the 2008 Equity Incentive Plan, it will constitute an approval of the material terms of the 2008 Equity Incentive Plan as such term is used for purposes of Section 162(m).  If the shareholders do not approve Amendment No. 1 to the 2008 Equity Incentive Plan, the 2008 Equity Incentive Plan will remain in effect but awards that we grant under the Plan will not qualify as “performance-based compensation”.

Amendment No. 1 to the 2008 Equity Incentive Plan is intended to allow the Company to deduct in full for federal income tax purposes the compensation recognized by the Company’s senior executives in connection with certain awards granted under the 2008 Equity Incentive Plan.  Section 162(m) denies a corporate tax deduction for annual compensation exceeding $1 million paid to the CEO and other “covered employees” as determined under Section 162(m) and applicable guidance (i.e., in addition to the CEO, the three highest paid executive officers employed at the end of the fiscal year, other than the CFO). However performance-based compensation is excluded from this deductibility limit if it meets certain requirements. To enable compensation in connection with awards under the 2008 Equity Incentive Plan to qualify as “performance-based” within the meaning of Section 162(m), Amendment No. 1 limits the number of shares covered by such awards and provides that the awards (other than options and stock appreciation rights) will be earned and vested subject to the achievement of certain performance goals, as further described below. By approving Amendment No. 1 to the 2008 Equity Incentive Plan, the shareholders will be approving the material terms of the 2008 Equity Incentive Plan, including, among other things, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares that could be earned by, or made to participants and the other material terms of the awards described below.

We believe that long-term incentive compensation programs align the interests of management, employees and the shareholders to create long-term shareholder value. We believe that equity-compensation plans such as the 2008 Equity Incentive Plan (as it is proposed to be amended) increase our ability to achieve this objective.

The Board of Directors Recommends a Vote FOR the approval of Amendment No. 1 to the 2008 Equity Incentive
Plan.

Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR Proposal No. 4. Assuming the presence of a quorum, the required vote is the affirmative vote of at least a majority of votes cast and entitled to vote at Annual Meeting. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome.

The following paragraphs provide a summary of the principal features of Amendment No. 1 to the 2008 Equity Incentive Plan, as well as a description of certain key provisions of the Plan. Amendment No. 1 is set forth in its entirety as Appendix A to this Proxy Statement. The following summary of Amendment No. 1 is qualified in its entirety by reference to Appendix A.

Purpose of the Plan

The purpose of the 2008 Equity Incentive Plan is to enhance the ability of the Company to attract and retain certain employees (and other persons and entities) who are in a position to make significant contributions to the growth and success of the Company's business, to reward them for their contributions, and to encourage them to advance the long-term interests of the Company through ownership of the Company's Common Shares.

Description of Certain Key Provisions of the Plan

The 2008 Equity Incentive Plan became effective on June 4, 2008 and will terminate on June 3, 2018, unless earlier terminated by the Board.  Unless the Board determines otherwise, the 2008 Equity Incentive Plan is administered by the Compensation Committee subject to the oversight of the Board.  The 2008 Equity Incentive Plan authorizes the Board to grant (i) “incentive stock options” within the meaning of Section 422 of the Code, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) restricted stock grants, (v) deferred stock awards, and (vi) other stock-based awards (collectively, the “Awards”) to employees and other persons who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries.  The Compensation Committee determines (i) the recipients of Awards under the Plan, (ii) the times at which Awards will be made, (iii) the size and type of Awards, (iv) the form of payment acceptable in respect to the exercise of an Award, and (v) the terms, conditions, limitations and restrictions of Awards, including without limitation the duration of the option, vesting terms, and early termination provisions, if any. A total of 730,157 Common Shares are available as of April 11, 2011 for issuance under the 2008 Equity Incentive Plan, which amount is subject to adjustment upon a recapitalization, stock split and certain other changes in corporate structure.

Amendment No. 1 for Section 162(m) Compliance

If the shareholders approve Amendment No. 1, it will control for any Award the Compensation Committee intends to qualify as “qualified performance-based compensation” within the meaning of Section 162(m).

All senior executives and other employees of the Company or any of its subsidiaries, as determined by the Compensation Committee, are eligible to receive Awards under Amendment No. 1 that are intended to qualify as performance-based compensation within the meaning of Section 162(m). The actual number of employees who will be eligible to receive an award cannot be determined in advance because the Compensation Committee has discretion to select the participants. However, we anticipate that, at a minimum, our Chief Executive Officer and Chief Financial Officer will be granted awards that are intended to qualify as performance-based compensation.

Awards under the 2008 Equity Incentive Plan may or may not be made subject to the attainment of performance goals that are based upon one or more of the following “business criteria” within the meaning of Section 162(m): attainment of research and development milestones, business divestitures and acquisitions, cash flow, customer retention or acquisition, business unit performance, earnings (which may include earnings before interest, taxes, depreciation or amortization), earnings per share, expense reduction, gross margin, growth with respect to any of the foregoing measures, market share, net income, new product development, operating income, operating margin, pre-tax profit, product release timelines, productivity, return on capital employed, return on shareholder’s equity, return on sales, revenue, revenue growth, and total shareholder return.

The performance goals may differ from participant to participant, performance period to performance period and from award to award.  The performance goals may be used to measure the performance of the Company as a whole or any subsidiaries, affiliates, or a particular business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. Any criteria used may be measured in absolute terms or in terms of growth, compared to other companies, measured against the market as a whole and/or according to applicable market indices, measured against the Company as a whole or a segment of the Company, and/or measured on a pre-tax or post-tax basis, if applicable. Within ninety (90) days following the beginning of the performance period, but no later than prior to the expiration of 25% of the performance period (or such other time as may be required or permitted by Section 162(m)), the Compensation Committee shall determine whether any significant element will be included in or excluded from the determination of any performance goal with respect to any participant. In all other respects, the performance goals will be determined in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Compensation Committee prior to or at the time of the issuance of an award and which is consistently applied with respect to a performance goal in the relevant performance period.

Within ninety (90) days following the commencement of any performance period, but in no event after 25% of the performance period has elapsed (or such other time as may be required or permitted by Section 162(m)), the Compensation Committee will, in writing: (i) designate one or more participants to whom an Award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such Awards, as applicable, to be earned by each participant for such performance period.

The maximum number of Common Shares that may be earned by any participant for each twelve (12) months during a given performance period shall be one hundred thousand (100,000) Common Shares (proportionally adjusted for Performance Periods that are shorter or longer than twelve (12) months. In addition, no participant may be granted more than two hundred thousand (200,000) Common Shares with respect to each of options and stock appreciation rights in any period of twelve (12) months.

Following the completion of each performance period, and prior to the payment of any compensation under an Award with respect thereto, the Compensation Committee will certify in writing to the Board whether the applicable performance goals for each participant who is a “covered employee” under Section 162(m) have been achieved for such performance period and whether all other material terms of the Award have been satisfied. In determining the amounts earned by a participant, the Compensation Committee may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the performance period; provided that any such exercise of “negative discretion” with respect to one participant shall not operate to increase the amount payable to any other participant under any other Award.

The Plan, as amended, will continue in effect until the 2018 Annual Meeting of Shareholders, subject to the Board’s right to terminate the Plan by its own terms.

REPORT OF THE AUDIT COMMITTEE

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an audit report on the Company’s internal controls over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors and in accordance with the Audit Committee’s charter. The charter is available on our Company’s website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.  A copy of the entire charter may also be obtained upon request from the Company’s Corporate Secretary.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent”.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2011 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2012.

Submitted by the Audit Committee,
Michael J. Morris (Chairman)
Stanley W. Silverman
Judith A. Spires
Robin L. Wiessmann
March 30, 2010

The foregoing report shall not be deemed to be incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

PROPOSAL NO. 5
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection of Marcum LLP as independent registered public accountants to the Company to serve for the fiscal year ending January 31, 2012, unless such engagement shall be earlier terminated.  The firm has reported to the Company that none of its members have any direct financial interest or material indirect financial interest in the Company.

A representative of Marcum LLP is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

The approval of the ratification of the selection of Marcum LLP requires the affirmative “FOR” vote of a majority of the shares which are present in person or by proxy at the Annual Meeting and which are actually cast on such proposal.

The Board of Directors recommends a vote FOR the ratification of the selection of Marcum LLP as independent registered public accountants for the fiscal year ending January 31, 2012.

OUR RELATIONSHIP WITH OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee is responsible for appointing, setting the compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditor. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services of a type of service for predictable or recurring services. During the fiscal year ended January 31, 2011, all services rendered by Marcum LLP were permissible under applicable laws and regulations and were approved, in advance, by the Audit Committee in compliance with the auditor services policy. The Audit Committee pre-approval policy is set forth in the “Audit Committee Charter” which is available on our Company website at www.met-pro.com under the “Investor Relations – Corporate Governance” captions.  A copy of the entire charter may also be obtained upon request from the Company’s Corporate Secretary.

Audit and Other Fees

The following table presents fees for professional audit services, as well as other services, rendered by independent registered public accountants.   The fiscal year ended January 31, 2011 amounts presented in the table below include fees billed for professional audit services rendered by Marcum LLP for the audit of the Company’s annual consolidated financial statements and fees billed for other services rendered by Marcum LLP during this period.  On September 2, 2009, the Company engaged Marcum LLP as its independent registered public accountants for the fiscal year ended January 31, 2010.  This engagement occurred in connection with the Company’s prior independent registered public accountants, Margolis & Company P.C., combining its practice with Marcum LLP effective September 1, 2009.  The fiscal year ended January 31, 2010 amounts presented in the table below include fees billed for professional audit services rendered by Marcum LLP for the audit of the Company’s annual consolidated financial statements and the review of its Form 10-Q for the quarter ended October 31, 2009.

	2011	2010
Audit fees (1)	$204,000	$201,100
Audit related fees (2)	30,000	28,800
Tax fees (3)	53,500	51,800
Total	$287,500	$281,700

(1)	Audit fees consisted of audit work performed on the Company’s annual consolidated financial statements and the reviews of Quarterly Reports on Form 10-Q, as well as work generally only the independent registered public accountants can reasonably be expected to provide, such as statutory audits. Audit fees also include fees for the audits of the effectiveness of internal control over financial reporting.

(2)	Audit related fees consisted of audit work performed on employee benefit plans.

(3)	Tax fees consisted principally for services related to the preparation of the corporate income tax returns and assistance with tax authority examinations.

PROPOSAL NO. 6
OTHER BUSINESS

The Board of Directors is not aware of any other matters that will be presented for voting by shareholders at the Annual Meeting.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

SHAREHOLDER PROPOSALS

Any shareholder wishing to submit a proposal for inclusion in the written proxy statement for the 2012 Annual Meeting of Shareholders must submit the proposal to Gary J. Morgan, Secretary, Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438 prior to December 13, 2011 in order to be considered for inclusion in the written proxy statement.  The submission of such proposals by shareholders and the consideration of such proposals by the Company for inclusion in next year’s proxy statement and form of proxy are subject to applicable rules and regulations of the SEC.

Shareholders who wish to present a Director nomination or any other business at the 2012 Annual Meeting of Shareholders, which the Company expects to hold on June 6, 2012, are required by the Company’s Bylaws to notify the Secretary in writing between February 6, 2012 and March 8, 2012.  The notice from the shareholder must provide certain information that is described in Section 2.3 of the Company’s Bylaws.  A copy of these Bylaw requirements will be provided upon written request to the Secretary at the address given in the preceding paragraph, and the notice to the Secretary containing the required information should be sent to this address as well.  The Company is not required to include in its written proxy statement nominations and proposals that are not properly submitted as described in this paragraph.

The Company retains discretion to vote proxies it receives with respect to proposals received after March 8, 2012.  The Company retains discretion to vote proxies it receives with respect to proposals received prior to March 8, 2012, provided (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (ii) the proponent does not issue his or her own proxy statement.

Gary J. Morgan
Secretary

Harleysville, Pennsylvania
April 11, 2011

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2011, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO.  REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO GARY J. MORGAN, SECRETARY, MET-PRO CORPORATION, 160 CASSELL ROAD, P.O. BOX 144, HARLEYSVILLE, PENNSYLVANIA 19438.

APPENDIX A

AMENDMENT NO. 1 TO THE MET-PRO CORPORATION
2008 EQUITY INCENTIVE PLAN IN RESPECT OF
PERFORMANCE-BASED COMPENSATION UNDER CODE SECTION 162(m)

1.            Purpose.

The purpose of this Amendment No. 1 is to modify, to the extent set forth herein, the Met-Pro Corporation 2008 Equity Incentive Plan (the “Plan”) with respect to Awards intended to qualify as “qualified performance-based compensation” (“Qualified Performance-Based Compensation”) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulation Section 1.162-27(e) promulgated thereunder.

2.            Capitalized Terms.  Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Amendment No. 1.

3.            Amendments for Qualified Performance-Based Compensation.  The Plan is amended by adding a new Section 12, as follows:

12.   Qualified Performance-Based Compensation.

(a)   General.  If the Compensation Committee, in its discretion, decides to grant an Award other than an option of SAR intended to qualify as Qualified Performance-Based Compensation under Section 162(m) of the Code, the provisions of this Section will control over any contrary provision in this Plan.  The Compensation Committee, in its discretion, shall set restrictions based upon the achievement of Performance Goals (as hereinafter defined).  The Performance Goals will be set by the Compensation Committee on or before the Determination Date (as hereinafter defined) for such Awards.  In granting Awards which are intended to qualify under Section 162(m) of the Code, the Compensation Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).  Notwithstanding the foregoing, the Compensation Committee may, in its discretion, grant Awards that are not intended to qualify as Qualified Performance-Based Compensation under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Plan relating to Section 162(m) of the Code.

(b)   Definitions.

(i)           “Determination Date” means a date within ninety (90) days following the commencement of any Performance Period, but in no event after twenty-five percent (25%) of the Performance Period has elapsed (or such other time as may be required or permitted that will not jeopardize the qualification of an Award granted under the Plan as Qualified Performance-Based Compensation under Section 162(m) of the Code).

(ii)           “Fiscal Year” means the fiscal year of the Company.

(iii)           “Performance Period” means a Fiscal Year or such longer period (not to exceed sixty (60) months) or shorter period (of at least six (6) months) as determined by the Compensation Committee in its sole discretion.

(c)   Persons to Whom Awards May Be Granted; Other Limitations. For these purposes, (i) the employees eligible to receive an Award shall be limited to the Employees described in Section 5 hereof, (ii) the business criteria on which the Performance Goals are based are as set forth in Section 12(d) hereof and (iii) the maximum number of Common Shares that can be earned for each twelve (12) months in the Performance Period for Awards other than options or SARs shall be one hundred thousand (100,000) Common Shares (proportionally adjusted for Performance Periods that are shorter or longer than twelve (12) months).  In addition, no Participant may be granted more than two hundred thousand (200,000) Common Shares with respect to each option and SARs in any twelve (12) months.

(d)   Performance Goals.  The earning and/or vesting of any Awards other than options and SARs subject to this Section 12 shall be made subject to the attainment of performance goals (“Performance Goals”) and such other conditions as the Compensation Committee may determine (including continued service with the Company and its subsidiaries). The Compensation Committee shall establish, on or before the Determination Date applicable to a given Performance Period, objective Performance Goals for such Performance Period based upon one or more of the following “business criteria” that apply to the Participant or the Company (including any subsidiary) or any segment or business unit of the Company (including any subsidiary) from amongst the following: attainment of research and development milestones, business divestitures and acquisitions, cash flow, customer retention rates or acquisition, business unit performance, earnings (which may include earnings before interest, taxes, depreciation or amortization (EBITDA)), earnings per share, expense reduction, gross margin, growth with respect to any of the foregoing measures, market share, net income, new product development, operating income, operating margin, pre-tax profit, product release timelines, productivity, return on capital employed, return on shareholder equity, return on sales, revenue, revenue growth, and total shareholder return. Any criteria used may be measured, as applicable, (A) in absolute terms; (B) in relative terms over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company); (C) on a per share and/or share per capita basis; (D) against the performance of the Company as a whole or against any subsidiaries, affiliate(s) or particular segment(s), business unit(s) or product(s) of the Company; (E) on a pre-tax or after-tax basis; and/or (F) using an actual foreign exchange rate or on a foreign exchange neutral basis; provided, however, that any such Performance Goals must qualify as “pre-established objective performance goals” within the meaning of Section 162(m) of the Code . The Performance Goals may differ from Participant to Participant, Performance Period to Performance Period, and from Award to Award.  Prior to the Determination Date, the Compensation Committee will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be determined in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Compensation Committee prior to or at the time of the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period.  The Compensation Committee may provide by the Determination Date that any evaluation of performance under a Performance Goal shall exclude or include (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (as amended or re-codified from time to time) and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a subsidiary’s or business unit’s reported results. In addition, the Compensation Committee may provide by the Determination Date for the adjustment of any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock split, reverse stock split, stock dividend, combination or reclassification of the Common Shares, or any other change in the number of issued Common Shares effected without receipt of consideration by the Company (not counting Common Shares issued upon conversion or convertible securities to the Company as “effected without receipt of consideration”). The exclusions, inclusions and adjustments provided for in the preceding two sentences shall comply with the requirements of Section 162(m) of the Code.

(e)   Procedures.  To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Section 162(m) of the Code, by the Determination Date, the Compensation Committee will, in writing, (A) designate one or more Participants to whom an Award will be made, (B) select the Performance Goals applicable to the Performance Period, (C) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (D) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.

(f)   Additional Limitations.  Notwithstanding any other provision herein, any Award which is granted to a Participant who is (or is likely to be) a “covered employee” under Section 162(m) of the Code (“Covered Employee”) for a Performance Period and is intended to constitute Qualified Performance-Based Compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as Qualified Performance-Based Compensation as described in Section 162(m) of the Code, and this Plan will be deemed amended to the extent necessary to conform to such requirements.

(g)   Determination of Amounts Earned; Certification of Compensation Committee.  Following the completion of each Performance Period, and prior to the payment of any compensation under an Award with respect thereto, the Compensation Committee will certify in writing to the Board whether the applicable

Performance Goals for each Participant who is a Covered Employee have been achieved for such Performance Period and whether all other material terms of the Award have been satisfied.  A Participant who is a Covered Employee will be eligible to receive payment pursuant to an Award intended to qualify as Qualified Performance-Based Compensation under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved and all other material terms of the Award are satisfied.  If the Performance Goals for a Performance Period are not achieved, or all other material terms of the Award with respect to such Performance Period are not satisfied, a Participant who is a Covered Employee will not receive payment of any Award based on such Performance Goals and will not receive a grant of any make-up Award for such Performance Period or any other newly-granted Award for such Performance Period.  In determining the amounts earned by a Participant pursuant to an Award intended to qualify as Qualified Performance-Based Compensation under Section 162(m) of the Code, the Compensation Committee will have the right to (A) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, provided that any such exercise of “negative discretion” with respect to one Participant shall not operate to increase the amount payable to any other Participant under any other Award, (B) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a change in control or in the event of a termination of employment following a change in control prior to the end of the Performance Period, and (C) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a Change in Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.

4.            Additional Amendments to the Plan.

(a)            Purpose.  Section 1 of the Plan is amended by deleting the first sentence and replacing it as follows:

“The purpose of this Met-Pro Corporation Year 2008 Equity Incentive Plan (the “Plan”) is to advance the interests of Met-Pro Corporation (the “Company”) and its subsidiaries by enhancing the ability of the Company to (i) attract and retain senior executives and other employees, persons and entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons for such contributions; and (iii) encourage such persons or entities to take into account the  long-term interest of the Company through ownership of the Company’s Common Shares (the “Common Shares”).

(b)           Administration.  Section 2 of the Plan is amended by adding a new sentence after the second sentence, as follows: “To the extent that the Compensation Committee determines it to be desirable to qualify Awards granted hereunder as “qualified performance-based compensation” within the meaning of Section 162(m), the Plan shall be administered by a Compensation Committee of two or more “outside directors” within the meaning of Section 162(m).”

(c)           Eligibility and Participation.  Section 5 of the Plan is amended by deleting the first sentence and replacing it as follows: “Those eligible to receive Awards under the Plan (each, a “Participant” and collectively, the “Participants”) will be senior executives and other persons in the employ of the Company or any of its subsidiaries designated by the Compensation Committee (“Employees”) and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including without limitation, non-employee Directors of the Company, and consultants and agents of the Company or any subsidiary; provided, that such consultants and agents have been actively engaged in the conduct of the business of the Company or any Subsidiary.”

(d)           Options.  Section 6(b) of the Plan is amended by deleting Section 6(b)(ii).

(e)           Numbering.

(i)           The Plan is hereby amended by substituting any references to Sections 13, 14, 15, 16, 17, 18, 19, 20 and 21 of the Plan (and their respective subsections) with references to Sections 14, 15, 16, 17, 18, 19, 20, 21 and 22 (and their respective subsections), respectively.

DIRECTIONS TO
ANNUAL MEETING OF SHAREHOLDERS OF MET-PRO CORPORATION
TO BE HELD AT
THE HOLIDAY INN LANSDALE
1750 SUMNEYTOWN PIKE
KULPSVILLE, PENNSYLVANIA 19443
(215) 368-3800

Below are directions to The Holiday Inn Lansdale.

Directions from Philadelphia:
Take I-476 North/Pennsylvania Turnpike Northeast Extension to exit 31, PA-63 toward Lansdale. After toll booth, follow straight to traffic light. Make a left at the traffic light, The Holiday Inn Lansdale is on the right.

Directions from New Jersey:
Take the Pennsylvania Turnpike, I-276 West toward Harrisburg. Merge onto I-476 North/Pennsylvania Turnpike Northeast Extension to exit 31, PA-63 toward Lansdale. After toll booth, follow straight to traffic light. Make a left at the traffic light, The Holiday Inn Lansdale is on the right.

Directions from Western Pennsylvania:
Take the Pennsylvania Turnpike, I-76 East until it becomes I-276 East/Pennsylvania Turnpike. Merge onto I-476 North/ Pennsylvania Turnpike Northeast Extension to exit 31, PA-63 toward Lansdale. After toll booth, follow straight to traffic light. Make a left at the traffic light, The Holiday Inn Lansdale is on the right.

Directions from New York City:
Take the Holland Tunnel which becomes 14th Street, which becomes I-78 West/New Jersey Turnpike. Take the I-95 South/Turnpike South exit. Merge onto the New Jersey Turnpike South. Take Exit 6 toward I-276/Pennsylvania Turnpike. The New Jersey Turnpike becomes I-276 West. Merge onto I-476 North/ Pennsylvania Turnpike Northeast Extension to exit 31, PA-63 toward Lansdale. After toll booth, follow straight to traffic light. Make a left at the traffic light, The Holiday Inn Lansdale is on the right.

0

MET-PRO CORPORATION

160 Cassell Road
Harleysville, Pennsylvania 19438

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Gary J. Morgan and George H. Glatfelter II as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the common shares of Met-Pro Corporation held of record by the undersigned on April 4, 2011 at the Annual Meeting of Shareholders to be held on June 1, 2011 or any adjournment thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

MET-PRO CORPORATION

June 1, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.met-pro.com/html/invrel.htm

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230400303000000000 6 060210

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR the following:

1. Election of Directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Judith A. Spires
○ Stanley W. Silverman

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The Board of Directors recommends you vote FOR Proposal 2.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	ABSTAIN
3. Advisory vote to approve the frequency with which shareholders of the Company shall be entitled to have an advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 4 and 5.

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed, will be voted in the manner directed here by the undersigned shareholder. If no direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.